UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.  )

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EASTERN VIRGINIA BANKSHARES, INC.

(Name of Registrant as Specified in Its Charter)

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EASTERN VIRGINIA BANKSHARES, INC.
P.O. Box 1455
330 Hospital Road
Tappahannock, Virginia 22560

Dear Common Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Eastern Virginia Bankshares, Inc. to be held on Thursday, May 19, 2016, at 10:00 a.m. at King William Ruritan Club, 156 Ruritan Lane, King William, Virginia.

Enclosed with this letter is a formal notice of the 2016 Annual Meeting, a Proxy Statement for the 2016 Annual Meeting and a proxy card as well as our annual report for 2015.

At the Annual Meeting, you will be asked to elect twelve directors for terms of one year each, to approve on an advisory (non-binding) basis the compensation of the named executive officers, to approve the Eastern Virginia Bankshares, Inc. 2016 Equity Compensation Plan and to ratify the appointment of Yount, Hyde & Barbour, P.C. as independent registered public accountant for 2016.

Whether or not you plan to attend the Annual Meeting, it is very important that your shares of common stock be represented and voted. Please follow the voting instructions from your bank, broker or other nominee or, if you are a common shareholder of record, complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope or follow the instructions on the enclosed proxy card to vote your shares by telephone or Internet. All valid proxies received will be voted in the manner directed in the proxy.

We hope you will accept our invitation to join us for a coffee reception and opportunity to meet your management team immediately following the Annual Meeting.

Sincerely,

Joe A. Shearin
President and Chief Executive Officer

April 21, 2016

EASTERN VIRGINIA BANKSHARES, INC.
P.O. Box 1455
330 Hospital Road
Tappahannock, Virginia 22560

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Eastern Virginia Bankshares, Inc. (the “Company”) will be held on Thursday, May 19, 2016, at 10:00 a.m. at the King William Ruritan Club, 156 Ruritan Lane, King William, Virginia, for the following purposes:

1.	To elect twelve directors to serve for terms of one year each expiring at the 2017 annual meeting of shareholders;
2.	To approve on an advisory (non-binding) basis the compensation of the named executive officers;
3.	To approve the Eastern Virginia Bankshares, Inc. 2016 Equity Compensation Plan;
4.	To ratify the Audit and Risk Oversight Committee’s appointment of Yount, Hyde & Barbour, P.C. as independent registered public accountant of the Company for 2016; and
5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of shares of common stock of record at the close of business on April 1, 2016, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

Patricia Gallagher
Corporate Secretary

April 21, 2016

IMPORTANT NOTICE:

Your Vote is Very Important!

Please complete, sign, date, and return the enclosed proxy in the accompanying postage-paid envelope or, if you are a shareholder of record, follow the instructions on the enclosed proxy card to vote your shares by telephone or Internet, whether or not you plan to attend the Annual Meeting. Shareholders attending the meeting may withdraw their proxy and vote their shares on all matters that are considered (provided that shareholders who hold their shares in “street name” through a bank, broker or other holder of record and plan to vote in person at the Annual Meeting, should contact their bank, broker or agent for a legal proxy or broker’s proxy card to bring to the meeting as proof of their authority to vote the shares).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2016:

The proxy statement and the Company’s 2015 Annual Report to Shareholders are available at http://bankevbproxy.investorroom.com.

EASTERN VIRGINIA BANKSHARES, INC.
P.O. Box 1455
330 Hospital Road
Tappahannock, Virginia 22560

PROXY STATEMENT
2016 ANNUAL MEETING OF SHAREHOLDERS
May 19, 2016

This Proxy Statement is furnished to holders of the common stock of Eastern Virginia Bankshares, Inc. (the “Company”, “we”, “us” or “our”) in connection with the solicitation of proxies by and on behalf of the Company’s Board of Directors to be used at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 19, 2016, at 10:00 a.m., at the King William Ruritan Club, 156 Ruritan Lane, King William, Virginia and any adjournment thereof.

To obtain directions to attend the Annual Meeting and vote your shares of common stock in person, please contact Cheryl Wood, Corporate Executive Assistant/Director of Investor Relations, at (804) 443-8422.

GENERAL INFORMATION

Voting and Revocation of Proxies

It is expected that this Proxy Statement and the enclosed proxy card or voting instructions will be mailed on or about April 21, 2016 to all shareholders entitled to vote at the Annual Meeting. Common shareholders of record who receive a printed proxy card from the Company should vote their shares by marking, signing and returning the printed proxy card in the enclosed envelope, or by following the instructions on the proxy card to vote their shares by telephone or Internet. Common shareholders of record may vote their shares by telephone or Internet at any time prior to 3 a.m. on May 19, 2016. Common shareholders who hold shares through a bank, broker or other holder of record will receive materials or instructions for voting their shares from the bank, broker or other holder of record.

Any shareholder of record who executes a proxy (including by voting shares by telephone or Internet) has the power to revoke it at any time before it is exercised by written notice to the Secretary of the Company, by executing and delivering a proxy card dated as of a later date, by following the instructions on the proxy card to submit a later vote by telephone or Internet, or by voting in person at the Annual Meeting. Any shareholder who holds shares through a bank, broker or other holder of record should contact the bank, broker or agent to revoke the proxy or change the voting instructions. Banks, brokers and other holders of record may also offer telephone voting or internet voting options. Any shareholder who holds shares through a bank, broker or other holder of record and plans to vote in person at the Annual Meeting should contact the bank, broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the meeting in order to vote in person. You will receive multiple copies of the proxy materials if you hold your shares of common stock in different ways (e.g., individually, by joint tenancy, through a trust or custodial account, etc.) or in multiple accounts. Please vote the shares represented by each proxy card or voting instruction form you receive to ensure that all of your shares are voted.

All valid proxies received will be voted as directed therein. If no such directions are provided, each valid proxy received which is not revoked will be voted “FOR” the twelve nominees of the Board of Directors in the election of directors, “FOR” approval on an advisory (non-binding) basis of the Company’s executive compensation, “FOR” approval of the Eastern Virginia Bankshares, Inc. 2016 Equity Compensation Plan (“2016 Equity Compensation Plan”) and “FOR” the ratification of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accountant.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card intend to vote the shares represented by such proxy, to the extent entitled, in accordance with their best judgment with respect to such other matters.

Voting Rights of Shareholders; Quorum

A shareholder is entitled to notice of and may vote at the Annual Meeting, or any adjournment, if the shareholder was a record holder of any shares of common stock at the close of business on April 1, 2016, the record date for the Annual Meeting. Such common shareholder can cast one vote for each share of common stock owned by such shareholder at that time. On the record date for the Annual Meeting, 13,093,135 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting.

A majority of the shares of common stock outstanding and entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for the transaction of all business at the Annual Meeting. A share may be represented at the Annual Meeting, but its holder may withhold his or her vote with respect to the election of directors or abstain from voting on some or all of the other items submitted for shareholder approval (collectively, “abstentions”). Abstentions and “broker non-votes” (defined below) are counted for purposes of determining whether a quorum exists, but will not be counted as votes cast on any item submitted for shareholder approval.

Broker Non-Votes and Routine and Non-Routine Proposals

With regard to shareholders who hold shares of common stock in “street name” through a bank, broker, nominee or other entity, the broker or other entity may only vote your shares in accordance with your instructions. However, if a broker or other entity has not timely received a shareholder’s instructions, such broker or entity may only vote on matters for which it has discretionary voting authority. In almost all cases brokers have discretionary voting authority for “routine” proposals but not for “non-routine” proposals.

Applicable rules determine whether the items presented at the Annual Meeting are “routine” or “non-routine.” If a proposal is routine, a broker or other entity holding shares for an owner in street name generally may vote on the proposal without receiving voting instructions from the beneficial owner. If a proposal is non-routine, the broker or other entity generally may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when a broker or other entity returns a signed proxy card but does not vote shares on a particular proposal because the proposal is non-routine and the broker has not received voting instructions from the beneficial owner of the shares.

The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accountant is considered a routine proposal, while the election of directors, the non-binding advisory vote to approve the Company’s executive compensation and the approval of the 2016 Equity Compensation Plan are considered non-routine proposals.

Required Vote

With regard to the election of directors, if a quorum is present the twelve nominees receiving the greatest number of affirmative votes cast at the Annual Meeting, even though less than a majority, will be elected directors; therefore, votes withheld and broker non-votes will have no effect.

For all other proposals, including the non-binding advisory vote to approve the Company’s executive compensation, the approval of the 2016 Equity Compensation Plan and the ratification of the Company’s independent registered public accountant, if a quorum is present approval requires an affirmative vote of a majority of the votes cast on the proposal. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, they are generally not counted for purposes of determining whether such a proposal has been approved, and therefore will have no effect.

Solicitation of Proxies

The accompanying proxy for the Annual Meeting is being solicited by the Company’s Board of Directors, and the Company will pay for the entire cost of the solicitation. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or other means of communication by the Company’s directors, officers and regular employees. These individuals will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.

PROPOSAL ONE
ELECTION OF DIRECTORS

Twelve directors will be elected by the Company’s common shareholders at the Annual Meeting. The individuals listed below are nominated by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors for election at the Annual Meeting, and each nominee is currently serving as a member of the Board of Directors. Joe A. Shearin, President and Chief Executive Officer of the Company, is a nominee as provided in his employment agreement with the Company.

Two directors who served during 2015 will not be standing for re-election at the Annual Meeting. Charles R. Revere passed away on June 1, 2015. William L. Lewis informed the Board on March 21, 2016 of his decision not to stand for re-election at the Annual Meeting, in connection with his recent appointment to serve as a district court judge for the 15th Judicial District’s Juvenile and Domestic Relations Court in Virginia, which appointment will become effective July 1, 2016.

The size of the Board of Directors is determined by the Board within a size range of no less than ten nor more than seventeen directors, as required by the Company’s bylaws. The Board of Directors has set the size of the Board currently at thirteen directors. Effective as of the Annual Meeting, the Board will be reduced to twelve directors. Proxies for the Annual Meeting may be voted to elect twelve directors to the Board.

On March 26, 2013, the Company entered into separate securities purchase agreements with certain institutional investors for the purchase of shares of the Company’s common stock and Series B Preferred Stock, for aggregate gross proceeds of $45.0 million. The securities purchase agreements with Castle Creek Capital Partners IV, LP, an affiliate of Castle Creek Capital Partners (“Castle Creek”), and GCP III EVB LLC (“GCP”), an affiliate of GCP Capital Partners (“GCP Capital”), give each of Castle Creek and GCP Capital, based on their current ownership of Company securities, the right (through their respective affiliates) to maintain one representative on the Board of Directors of the Company and of EVB, our subsidiary bank. Mr. Gutin is nominated for election to the Company’s Board of Directors by GCP Capital pursuant to the securities purchase agreement. Castle Creek has not yet selected its representative to serve on the Company’s Board of Directors.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age, the year each individual was first elected to the Board of Directors, business experience in the past five years and qualifications and attributes that lead the Board to conclude that the nominee should serve as a director. The Company is the holding company for EVB. Any references in this Proxy Statement to EVB or the “Bank” are to our subsidiary bank.

Nominees for Election to Serve Until the 2017 Annual Meeting

Name and Age	Director of the Company Since	Qualifications and Previous Five-Years Business Experience
W. Rand Cook (62)	1997	Mr. Cook serves as Chairman of the Board of Directors, and has served as a director of the Bank and a predecessor of the Bank since 2000. Mr. Cook is a Partner in the law firm of McCaul, Martin, Evans and Cook, P.C. and is the Commissioner of Accounts for Hanover County Circuit Court. Mr. Cook holds both MBA and JD degrees, and maintains an active law practice that focuses on corporate law and debtor and creditor rights. Mr. Cook brings experience in corporate governance, strategic planning and financial planning to the Board of Directors, and his legal background gives Mr. Cook valuable insight into various legal risks that the Company may encounter. Previously, Mr. Cook worked with the Virginia General Assembly, which gave Mr. Cook a unique perspective on state legislative and regulatory environments.
F. L. Garrett, III (75)	1997	Mr. Garrett serves as Vice Chairman of the Board of Directors and previously served as Chairman of the Board of Directors of a predecessor of the Bank. Mr. Garrett has served as a director of the Bank and a predecessor of the Bank since 1982. Mr. Garrett owns Harborside Storage, a boat storage company and is an active realtor with Long & Foster Real Estate in Essex County, Virginia and neighboring areas. As a local business owner and a successful realtor, Mr. Garrett contributes to the Board of Directors a strong sense of changing economic and market conditions in the Company’s market areas. Mr. Garrett has also developed extensive knowledge of our business during his extended service to the Company, the Bank and one of the Bank’s predecessors.

Name and Age	Director of the Company Since	Qualifications and Previous Five-Years Business Experience
John F. Biagas (51).	2014	Mr. Biagas has been the owner, President and CEO of Bay Electric Co., Inc., an electrical and general contractor located in Newport News, Virginia since 1997, and has served as a director of the Company and the Bank since 2014. Mr. Biagas is a Master Electrician licensed in four states and the District of Columbia. Bay Electric serves a very diverse client base and specializes in general contracting as well as in design/build general and electrical construction, security/technology solutions and services, and solar photovoltaic. Under Mr. Biagas’s direction, Bay Electric has become one of the fastest growing minority-owned electrical and general construction contractors in the Mid-Atlantic region with annual revenues in excess of $70 million. Mr. Biagas provides the Board of Directors essential guidance related to his business development expertise and general business experience through owning and operating a fast-paced contracting company and working on multi-million dollar projects. Mr. Biagas was initially appointed to the Board of Directors pursuant to the reorganization agreement for the Company’s acquisition of Virginia Company Bank. Mr. Biagas brings to the Board of Directors extensive experience in identifying potential risks and rewards in real estate development and construction. Mr. Biagas also brings to the Board of Directors leadership skills and oversight experience through his service on numerous local, statewide and national boards, including the U.S. Chamber of Commerce Board of Directors, a founding and current member of the Virginia Chapter of the Young Presidents Organization and as a founding member and director of Virginia Company Bank from its inception in 2005 until its acquisition by the Company in 2014. Mr. Biagas is also the Vice Rector for the Old Dominion University Board of Visitors and serves as vice chair of the Student Advancement Committee and as a member of the Administration and Finance Committee.
W. Gerald Cox (65)	2010	Although first elected to the Board of Directors in 2010, Mr. Cox has served as a director of the Bank and a predecessor of the Bank since 1988. Mr. Cox is a retired realtor in the Company’s market areas and is the former owner of Twin Rivers Realty in King William County, Virginia. Mr. Cox contributes to the Board of Directors an extensive knowledge of local real estate markets and strategic management experience that he developed while operating Twin Rivers Realty.

Name and Age	Director of the Company Since	Qualifications and Previous Five-Years Business Experience
Michael E. Fiore, P.E. (71)	2010	Mr. Fiore has served as President and co-owner of Resource International, LTD, a civil engineering firm since 1979, and has served as a director of the Bank and a predecessor of the Bank since 2000. Mr. Fiore brings to the Board of Directors valuable experience managing corporate budgets, marketing plans, sales plans and personnel issues, and conducting contractual negotiations and negotiations with county and city government officials.
Boris M. Gutin (41)	2013	Mr. Gutin is a private equity investment professional and has served as a director of the Company and the Bank since 2013. Mr. Gutin currently serves as a Managing Director of GCP Capital and is a member of its Investment Committee. Mr. Gutin has been with GCP Capital and its predecessor firm, Greenhill Capital Partners, since 2003. GCP Capital is a private equity investment firm focused on financial services, energy and business services investments. Mr. Gutin has largely focused on financial and business services investments at GCP Capital, currently serves as a director of Radius Bank in Boston, Massachusetts and director of First Mariner Bank in Baltimore, Maryland, and has served as a director of several other community banks and financial services companies. Mr. Gutin earned his MBA from Harvard Business School. Mr. Gutin brings to the Board of Directors extensive investment and advisory skills which contribute valuable insight on operational and business strategies. Mr. Gutin has an in-depth knowledge of our business and industry, including an understanding of bank valuations and strategic alternatives. Mr. Gutin also brings to the Board of Directors leadership skills and oversight experience through his service on the boards of directors of other companies, including other financial institutions and community banks.
Ira C. Harris, Ph.D., CPA (56)	2004	Dr. Harris is a member of the faculty of the McIntire School of Commerce at the University of Virginia in Charlottesville, Virginia. Dr. Harris holds a Ph.D. in strategic management and is a certified public accountant. For seven years, Dr. Harris worked as a CPA for a large public accounting firm, and has owned and operated Store-Tel Storage in Tappahannock, Virginia since 2003. Dr. Harris’ accounting experience and extensive strategic management knowledge bring a valuable business perspective to the Board of Directors’ deliberations and decision making processes.

Name and Age	Director of the Company Since	Qualifications and Previous Five-Years Business Experience
Eric A. Johnson (62)	2010	Mr. Johnson has served as a real estate broker with Mason Realty in Middlesex, Virginia since 1976 and as a director of the Bank and a predecessor of the Bank since 1988. In addition, Mr. Johnson previously owned Urbanna Market and Urbanna Builders Supply, both of which generated multi-million dollar annual sales. Mr. Johnson brings experience in local real estate markets to the Board of Directors, as well as entrepreneurial spirit, business judgment and knowledge of local business markets that he has developed through his business ventures.
W. Leslie Kilduff, Jr. (65)	2010	Mr. Kilduff serves as a Principal in the law firm of W. Leslie Kilduff, Jr., PLC and has served as a director of the Bank and a predecessor of the Bank since 2004. Mr. Kilduff has developed experience in the areas of residential and commercial real estate, finance, contract negotiations, and business and liability issues, as well as legal risks facing the Company, which contributes valuable perspectives to Board deliberations.
Joe A. Shearin (59)	2003	Mr. Shearin has served as President and Chief Executive Officer of the Company since 2002. Mr. Shearin has 37 years of bank management experience including commercial, retail, marketing, sales, strategic planning, credit administration, risk management and asset/liability management. Mr. Shearin also has experience managing troubled banks that have focused significant efforts on regulatory compliance initiatives. Mr. Shearin’s significant management experience and expertise in regulatory compliance matters is invaluable to the Board of Directors and provides key insights into business strategies and operational decisions considered by the Board of Directors.
Leslie E. Taylor, CPA (67)	2000	Mr. Taylor is owner and President of Leslie E. Taylor, CPA PC, focusing on personal and small business relationships. Mr. Taylor has also served as a director of the Bank and a predecessor of the Bank since 1989. Mr. Taylor brings to the Board of Directors experience in auditing, reviewing and analyzing financial statements and a clear understanding of the critical importance of maintaining effective internal controls. Through his accounting practice Mr. Taylor remains current on local economic and business trends and conditions. Mr. Taylor also makes significant contributions to the Company’s corporate governance as the Chairman of the Audit and Risk Oversight Committee and as that committee’s financial expert.

Name and Age	Director of the Company Since	Qualifications and Previous Five-Years Business Experience
Jay T. Thompson, III (60)	2000	Mr. Thompson owns Mechanicsville Drug in Hanover, Virginia and is a licensed pharmacist. In addition, Mr. Thompson owns and manages a variety of residential and commercial real estate properties in the Company’s market area, and has previously served as Chairman of the Board of Directors of a predecessor of the Bank. Mr. Thompson has served as a director of the Bank and a predecessor of the Bank since 2000. By managing his business and real estate interests, Mr. Thompson has developed financial and business acumen and experience with local business markets that he contributes to Board deliberations. Mr. Thompson has also completed bank educations programs on the Bank Secrecy Act and anti-money laundering compliance.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION LISTED ABOVE.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Board of Directors and its Committees

There were six regular meetings and two special meetings of the Board of Directors in 2015. Each current director attended at least 75% or greater of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2015, with the exception of Mr. Gutin.

The Board of Directors has, among others, a standing Executive Committee, Audit and Risk Oversight Committee, Compensation Committee, Enterprise Risk Management Committee (formerly the Regulatory Compliance Oversight Committee), and Nominating and Corporate Governance Committee.

Corporate Governance Guidelines.  The Board of Directors has established corporate governance guidelines to provide a flexible framework within which the Company’s directors and management can effectively pursue the Company’s objectives for the benefit of shareholders, and within which the Board may conduct its business. The Board believes that these guidelines are consistent with the Board’s responsibility for the Company’s strategic direction and for overseeing the Company’s management. The Corporate Governance Guidelines are available to any shareholder upon request to the Corporate Secretary at Eastern Virginia Bankshares, Inc. at P.O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560 and is available on the Company’s web page at www.evb.org under “Investor Relations — Governance Documents.”

Executive Committee.  The Executive Committee acts for the Board of Directors when the Board is not in session, and consists of non-employee directors W. Rand Cook (Chairman), F. L. Garrett, III, Boris M. Gutin and Eric A. Johnson, as well as Chief Executive Officer (“CEO”) Joe A. Shearin. The same individuals served on the Executive Committee during 2015. Charles R. Revere also served on the Executive Committee until death on June 1, 2015. The Executive Committee did not meet in 2015.

Leadership Structure of Board and Risk Oversight

The Company’s Board of Directors believes that the Company and its shareholders are best served by a leadership structure with separate positions for Chairman and Chief Executive Officer. The Board maintains separate positions for Chairman and Chief Executive Officer in order to clearly distinguish between the duties and responsibilities of the Board of Directors and those of the Chief Executive Officer, who reports to the Board of Directors. Separating these positions allows the Chief Executive Officer to focus on the day-to-day business of the Company and the Bank, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the Chairman, particularly as the Board’s oversight responsibilities continue to grow. In addition, the Chief Executive Officer currently serves as a member of the Board of Directors, which allows the Chief Executive Officer to inform all deliberations of the full Board, and certain deliberations of the Board’s committees, with the knowledge and experience developed through his focus on the Company’s and the Bank’s operations. The Company does not have a designated lead independent director, as the Chairman functions in that capacity. In accordance with our bylaws, our Board of Directors elects our Chief Executive Officer and our Board Chairman. The Chairman is selected from the independent directors.

The Company’s Board of Directors maintains a key role in the oversight of risk. The Board of Directors, as a whole and through its committees, is responsible for general oversight of risk management, while management is responsible for the day-to-day management of risks the Company faces. In its oversight role, the Board of Directors has the responsibility to monitor whether the risk management processes designed and implemented by management are adequate and functioning as designed.

Audit and Risk Oversight Committee.  The Audit and Risk Oversight Committee acts for the Board to appoint an independent registered public accounting firm, review and monitor the internal auditors, to approve the scope of the independent and internal auditors’ audits, to review the reports of examination by both independent and internal auditors and regulatory agencies, and to issue periodic reports to the Board of Directors. The Audit and Risk Oversight Committee consists, and during 2015 consisted, entirely of directors who meet the independence and eligibility requirements of the NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”). The Audit and Risk Oversight Committee is composed of Leslie E. Taylor, CPA (Chairman), W. Rand Cook, W. Gerald Cox and Ira C. Harris, Ph.D., CPA. The same individuals served on the Audit and Risk Oversight Committee during 2015, with the exception that Charles R. Revere, who also met the independence and eligibility requirements of NASDAQ and the SEC, also served on the Audit and Risk Oversight Committee until his death on June 1, 2015. The Board of Directors has determined that Audit and Risk Oversight Committee Chairman Leslie E. Taylor, CPA fulfills the applicable standard as an independent audit committee financial expert. The Audit and Risk Oversight Committee operates under a Charter adopted by the Board of Directors that is available on the Company’s web page at www.evb.org under “Investor Relations — Governance Documents.” The Audit and Risk Oversight Committee meets at least quarterly and met eight times during 2015. For additional information, see “Audit and Risk Oversight Committee Report” below.

Our Board of Directors is charged with providing oversight of our risk management processes. The Audit and Risk Oversight Committee is primarily responsible for overseeing our risk management function on behalf of the Board. In carrying out its responsibilities, the Audit and Risk Oversight Committee works closely with our Chief Risk Officer and other members of our enterprise risk management team. In addition to risk reporting to the Audit and Risk Oversight Committee, there is a Board Enterprise Risk Management Committee which meets approximately quarterly with the Chief Risk Officer and other members of management and receives a comprehensive report on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, operations, regulatory compliance and asset quality, among others), and the processes in place to monitor and control such risk exposures. At least annually, the Chief Risk Officer makes a presentation on enterprise risk management to the full Board.

In addition to the Audit and Risk Oversight Committee and the Board Enterprise Risk Management Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be implicated by our compensation programs and meets with the Chief Risk Officer at least annually to discuss, evaluate and review an assessment of those risks. Similarly, the Bank’s Loan Committee evaluates credit risk and credit policy.

Compensation Committee.  The Compensation Committee is a joint committee of the Boards of Directors of the Company and the Bank (referred to in this Proxy Statement as the “Compensation Committee”). Each of the Committee’s members must serve as a director of both the Company and the Bank and is jointly appointed by the Boards of the Company and the Bank.

The Compensation Committee consists of Eric A. Johnson (Chairman), John F. Biagas, W. Rand Cook, F. L. Garrett, III, Boris M. Gutin and Ira C. Harris, Ph.D., CPA, all of whom are members of the Company’s Board of Directors and meet the independence requirements of NASDAQ. The same individuals served on the Compensation Committee during 2015. The Compensation Committee establishes the compensation to be paid to the executive officers, with the exception of the Company’s Chief Executive Officer for whom the Compensation Committee recommends compensation to be approved by the Company’s Board of Directors. The Compensation Committee (or authorized subcommittee) also administers all incentive and stock plans for the benefit of such officers and directors eligible to participate in such plans. The Committee met two times in 2015. The Compensation Committee operates under a Joint Charter adopted by the Company and Bank Boards. The Committee Charter is available to any shareholder upon request to the Corporate Secretary at Eastern Virginia Bankshares, Inc. at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560 and is available on the Company’s web page at www.evb.org under “Investor Relations — Governance Documents.” For additional information, see “Executive Compensation” below.

Enterprise Risk Management Committee.  The Enterprise Risk Management Committee was established in July 2014 in an effort to enhance the Board of Directors’ oversight responsibilities and to oversee a comprehensive enterprise risk management program.

The Enterprise Risk Management Committee oversees the Company’s enterprise risk management practices to help ensure that management has an ongoing process in place to identify, monitor and manage key risks in accordance with the strategic objectives and risk appetite statement approved by the Board of Directors. In addition, the Enterprise Risk Management Committee will assist the Board of Directors in:

1.	identifying key risks related to the Company’s strategic initiatives;
2.	establishing the risk appetite for the Company;
3.	understanding the Company’s program of enterprise risk management, key risk indicators, and mitigation and treatment of risk strategies;
4.	overseeing and approving the enterprise risk management policy;
5.	providing direct oversight responsibility of strategic and reputational risk;
6.	providing general oversight for other enterprise risk areas;
7.	reviewing and evaluating applicable stress testing scenarios implicit in measuring the enterprise risk profile of the Company; and
8.	reviewing the findings of and monitoring corrective actions associated with regulatory reports of examination.

The Enterprise Risk Management Committee is composed of W. Rand Cook (Chairman), F. L. Garrett, III, Eric A. Johnson, William L. Lewis and Leslie E. Taylor, CPA. The same individuals served on the Enterprise Risk Management Committee during 2015, with the exception that Charles R. Revere also served on the Enterprise Risk Management Committee until June 1, 2015. The Enterprise Risk Management Committee operates under a Charter adopted by the Board of Directors that is available on the Company’s web page at www.evb.org under “Investor Relations — Governance Documents.” The Enterprise Risk Management Committee met two times in 2015.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of five directors, Michael E. Fiore P.E. (Chairman), W. Rand Cook, W. Gerald Cox, William L. Lewis and Jay T. Thompson, III, all of whom meet the independence requirements of NASDAQ. The same individuals served on the Nominating and Corporate Governance Committee during 2015, with the exception that Charles R. Revere, who also met the independence requirements of NASDAQ, also served on the Nominating and Corporate Governance Committee as Chairman until June 1, 2015. The Committee operates under a Charter adopted by the Board. The Committee Charter is available to any shareholder upon request to the Corporate Secretary at Eastern Virginia Bankshares, Inc. at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560 and is available on the Company’s web page at www.evb.org under “Investor Relations — Governance Documents.”

The Nominating and Corporate Governance Committee is appointed by the Board of Directors to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the annual meeting of shareholders, ensure an appropriate structure and process for management succession, recommend the compensation to be paid to directors to the full Board for approval, and oversee annual self-evaluations by the Board. The committee considers, at a minimum, the following qualifications in recommending to the Board potential new directors, or the continued service of existing directors:

1.	personal characteristics, such as highest personal and professional ethics, integrity and values, an inquiring and independent mind, with a respect for the views of others, ability to work well with others and practical wisdom and mature judgment;
2.	broad policy-making level training and experience in business, government, academia, non-profit or science to understand business problems and evaluate and formulate solutions;
3.	whether the director/potential director will add specific value as a board member, by virtue of particular technical expertise, experience or specialized skill complementary to the background and experience of other directors and relevant to our current or future business;

4.	willingness to devote the time necessary to carry out duties and responsibilities of directors and to be an active, objective and constructive participant at meetings of the Board and its committees;
5.	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s and the Bank’s principal operations;
6.	willingness to represent the best interests of all shareholders and objectively appraise management performance;
7.	whether the director/potential director assists in achieving the mix of Board members that represents a diversity of background, specialized experience and viewpoint, perspective and experience;
8.	whether the director/potential director meets the independence requirements of the NASDAQ listing standards; and
9.	willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

The Committee does not assign specific weights to particular criteria, no particular criterion is necessarily applicable to all prospective nominees and the Committee has not established any “minimum criteria” for service on the Board of Directors, except that the Company’s bylaws provide that no individual who is 75 years of age or older and was not a director of the Company on March 15, 2007 shall be eligible for election to the Board of Directors. The Committee may identify potential director candidates from a variety of sources, including members of the Board, management, consultants and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates; in addition, Mr. Gutin was selected to serve on the Company’s Board of Directors pursuant to the securities purchase agreement between the Company and an affiliate of GCP Capital. Although the Nominating and Corporate Governance Committee Charter does not set forth a formal policy regarding diversity, as noted above, the Committee will consider whether a director or potential director assists in achieving a diversity of background, specialized experience and perspective that reflects the needs of the Board of Directors at that time. The Committee believes that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. For a discussion of the specific backgrounds and qualifications of the nominees for election as director named in this Proxy Statement, each of whom currently serves as a director, see Proposal One — Election of Directors — “Nominees for Election to Serve Until the 2017 Annual Meeting” on page 4 of this Proxy Statement.

Common shareholders entitled to vote for the election of directors may nominate one or more persons for election as director(s) at an annual meeting, if the shareholder gives timely notice, in proper form, of his or her intent to make such nomination. To be timely for the 2017 annual meeting, the notice must be received within the time frame set forth in “Shareholder Proposals for the 2017 Annual Meeting of Shareholders” on page 58 of this Proxy Statement. To be in proper form, the notice must include the nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article I, Section 1.6, of the Company’s bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Corporate Secretary whose address is Eastern Virginia Bankshares, Inc., P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560. A nominee who fails to meet all state and federal banking regulatory requirements cannot serve as a director of the Company.

While the Nominating and Corporate Governance Committee does not have a formal procedure for common shareholders to submit recommendations, the Committee will consider recommendations from common shareholders for candidates to serve on the Board of Directors. Such recommendations should be submitted in writing and should include the name, address and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the Corporate Secretary at the address provided above, and must be received no later than January 1, 2017 in order to be considered by the Nominating and Corporate Governance Committee for the annual election of directors in 2017. Any candidates recommended by a common shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating and Corporate Governance Committee for election by the Company’s common shareholders.

As provided in its Charter, the Nominating and Corporate Governance Committee must submit a report of any Committee meeting at the next regularly scheduled meeting of the Board, and make recommendations to the Board regarding qualified director candidates for election. The Nominating and Corporate Governance Committee met two times in 2015.

Independence of the Directors

With the assistance of the Nominating and Corporate Governance Committee, the Board of Directors conducts an annual evaluation of the independence of each director, as independence is defined by the NASDAQ listing standards and the SEC. The Board has determined that all currently-serving non-employee directors (that is, all directors other than Mr. Shearin), who comprise a majority of the Company’s Board, satisfy the independence requirements as defined by the NASDAQ listing standards. In addition, the Board determined that Charles R. Revere satisfied the independence requirements as defined by the NASDAQ listing standards at all times during 2015 prior to his death on June 1, 2015. In reaching these conclusions, the Board considered that the Company and the Bank provide services to, have relationships with, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors, officers or managers.

Based on its evaluation, the Board of Directors concluded that none of our non-employee directors, or their immediate family members, employers or other associated parties, are engaged in relationships with us that would jeopardize their independence as defined by the NASDAQ listing standards. The transactions listed below are in addition to the discussion under the heading “Certain Relationships and Related Transactions” which is included later in this Proxy Statement. The Board considered the following transactions between us and certain of our directors or their affiliates to determine whether such director was independent:

1.	we obtain some degree of legal services from William L. Lewis, PC, of which Mr. Lewis is the managing partner;
2.	we obtain some degree of legal services from W. Leslie Kilduff, Jr., PLC, of which Mr. Kilduff is the managing partner;
3.	we obtain some degree of real estate services from Mason Realty, of which Mr. Johnson is a broker;
4.	we obtain some degree of real estate services from Long and Foster Real Estate, of which Mr. Garrett is a realtor;
5.	we obtain some degree of engineering services from Resource International, LTD, of which Mr. Fiore is the President;
6.	we lease the land on which our Hartfield branch office is located from an immediate family member of the late Mr. Revere; and
7.	we purchase bottled gas from Revere Gas and Appliance, of which the late Mr. Revere was the President.

Executive Sessions

Non-employee directors meet periodically outside of regularly scheduled Board meetings. Mr. Cook serves as chairman for these executive sessions.

Code of Ethics

The Board of Directors has approved a Code of Ethics for all directors, officers and staff of the Company and its subsidiaries. The Code of Ethics is designed to promote honest and ethical conduct, proper disclosure of financial information in the Company’s periodic reports, and compliance with applicable laws, rules, and regulations by the Company’s senior officers who have financial responsibilities. The Code of Ethics is available on the Company’s web page at www.evb.org under “Investor Relations — Governance Documents.”

Annual Meeting Attendance

The Board of Directors does not have a policy regarding attendance by Board members at annual shareholders’ meetings. However, the Company encourages Board members to attend the annual meeting of shareholders. At the annual meeting held on May 21, 2015, all fourteen of the Company’s then-serving directors were in attendance.

Communications with Directors

Any director may be contacted by writing c/o Eastern Virginia Bankshares, Inc., P.O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560. Communications to the non-employee directors as a group, or to the entire Board of Directors, may be sent to the same address, c/o the Secretary of the Company. The Company promptly refers, unopened, all individually addressed correspondence to the indicated directors and refers, unopened, all correspondence addressed to the non-employee directors or to the entire Board of Directors to Mr. Cook, Chairman of the Board of Directors.

Director Compensation

The Nominating and Corporate Governance Committee periodically reviews the compensation paid to the Company’s non-employee directors and recommends changes to the full Board of Directors. Directors who are also officers of the Company do not receive any compensation for their Company or Bank Board or committee service. Compensation paid to our non-employee directors for 2015 is disclosed in the table below and reflects the same payment schedule as in 2014.

During 2015, each non-employee director of the Board received $300 for each Board meeting attended and $300 for each committee meeting attended. In addition to the meeting fees, the Audit and Risk Oversight Committee members received a monthly retainer fee of $200 and the Chairman of that committee received a monthly retainer fee of $300. For joint meetings of the Company’s and the Bank’s Boards, each non-employee director received a fee of $150 in addition to the Bank Board meeting fee. On days when the Company’s and the Bank’s Boards both met but not jointly, the Chairman of the Board of Directors had the discretion to determine to pay each director $300 instead. Total director fees paid by the Company were $47,950 in 2015.

Each director of the Company’s Board is also a member of the Bank’s Board. During 2015, each non-employee director received $500 for each Bank Board meeting attended and $300 for each committee meeting attended. The Chairman of the Bank’s Board, who also serves as the Chairman of the Company’s Board, received an additional $500 per month retainer. During 2015, each member of the Bank’s loan committee also received $150 for each teleconference of the loan committee between regularly scheduled loan committee meetings. For meetings of the Company’s Board of Directors and the Bank’s Board of Directors, directors are permitted one paid absence per year. Directors do not receive additional compensation for executive sessions held as part of Company Board or Bank Board meetings. Total director fees paid by the Bank were $168,360 in 2015.

Each non-employee director of the Bank’s Board also received an annual retainer in the form of a grant of 500 unrestricted shares of the Company’s common stock.

Following a comprehensive analysis of director fees paid by twelve peer banks and discussion of appropriate mix between cash and equity compensation for directors and appropriate retainer amounts for certain committees, as well as review of the Company’s performance in recent years, on the recommendation of the Nominating and Corporate Governance Committee, the Board approved an increase in non-employee director compensation for 2016.

For 2016, each non-employee director of the Board will receive $450 for each Board meeting attended and $450 for each committee meeting attended. In addition to the meeting fees, the Audit and Risk Oversight Committee members will receive a monthly retainer fee of $300 and the Chairman of that committee will receive a monthly retainer fee of $450. For joint meetings of the Company’s and the Bank’s Boards, each non-employee director will receive a fee of $225 in addition to the Bank Board meeting fee. On days when the Company’s and the Bank’s Boards will both meet but not jointly, the Chairman of the Board of Directors will have the discretion to determine to pay each director $450 instead.

During 2016, each non-employee director will receive $750 for each Bank Board meeting attended and $450 for each committee meeting attended. The Chairman of the Bank’s Board, who also serves as the Chairman of the Company’s Board, will receive an additional $750 per month retainer. Each member of the Bank’s loan committee will receive $225 for each teleconference of the loan committee between regularly scheduled loan committee meetings. For meetings of the Company’s Board of Directors and the Bank’s Board of Directors, directors will continue to be permitted one paid absence per year. Directors will not receive additional compensation for executive sessions held as part of Company Board or Bank Board meetings. Total director fees paid by the Bank were $168,360 in 2015.

Each non-employee director of the Bank’s Board will also receive an annual retainer in the form of a July 1 grant of unrestricted shares of the Company’s common stock in an amount equal to $15,000, based on the closing price of the common stock on the date of the grant and prorated to the time served.

Director Compensation for 2015

Name	Earned Fees or Paid in Cash ($)	Stock Awards ($)	Total ($)
	(1)(2)	(3)
John F. Biagas	$10,850	$3,155	$14,005
W. Rand Cook	23,900	3,155	27,055
W. Gerald Cox	18,200	3,155	21,355
F. L. Garrett, III	13,550	3,155	16,705
Michael E. Fiore, P.E.	13,700	3,155	16,855
Boris M. Gutin	11,000	3,155	14,155
Ira C. Harris, Ph.D., CPA	13,200	3,155	16,355
Eric A. Johnson	14,600	3,155	17,755
W. Leslie Kilduff, Jr.	14,450	3,155	17,605
William L. Lewis(4)	14,400	3,155	17,555
Charles R. Revere(5)	5,600	—	5,600
Leslie E. Taylor, CPA	15,200	3,155	18,355
Jay T. Thompson, III	9,800	3,155	12,955

(1)	Mr. Shearin receives no additional compensation as a director of the Company or Bank’s Board. His compensation as an executive officer is included under the caption “Summary Compensation Table.”
(2)	The amounts in this column reflect cash retainer and meeting fees for Company and Bank Board and committee service.
(3)	The values in this column are the grant date fair values of 2015 stock awards to directors computed in accordance with FASB ASC Topic 718. In 2015, that fair market value was $6.31 per share determined as the closing price of the Company’s common stock on June 30, 2015. The total fair value of the grant to our directors for their service on the Bank’s Board was $37,860 in 2015.
(4)	Mr. Lewis’ term will expire at the Annual Meeting.
(5)	Mr. Revere passed away on June 1, 2015.

OWNERSHIP OF STOCK

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of April 1, 2016 by each beneficial owner of more than 5.0% of the Company’s common stock, based on currently available Schedules 13D and 13G and amendments thereto filed with the SEC and other information available to the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Castle Creek Capital Partners IV, LP 6051 El Tordo Rancho Santa Fe, CA 92067	1,061,225	(2)	8.11%
EJF Capital LLC 2107 Wilson Blvd., Suite 410 Arlington, VA 22201	660,784	(3)	5.05%
GCP III EVB LLC 600 Lexington Ave., 31st Floor New York, NY 10022	1,122,756	(4)	8.58%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	1,140,715	(5)	8.71%

(1)	Based on 13,093,135 shares of common stock issued and outstanding on April 1, 2016.
(2)	Based on Amendment No. 2 to the Schedule 13D filed by Castle Creek Capital Partners IV, LP (“Castle Creek”), Castle Creek Capital IV LLC, John M. Eggemeyer III, J. Mikesell Thomas, Mark G. Merlo and John T. Pietrzak on November 9, 2015. Castle Creek and Castle Creek Capital IV LLC have sole power to vote and sole power to dispose of 1,061,225 shares of common stock. As managing principals of Castle Creek Capital IV LLC, Mr. Eggemeyer, Mr. Thomas, Mr. Merlo and Mr. Pietrzak may be deemed to share power to vote 1,061,225 shares of common stock and may be deemed to share power to dispose of 1,061,225 shares of common stock. Castle Creek also owns 4,048,670 shares of Series B Preferred Stock of the Company, which is convertible into shares of common stock in connection with certain transfers of such shares of Series B Preferred Stock or if the Company’s Board of Directors has approved such conversion, subject to certain restrictions based on the beneficial ownership of the holder of the shares of Series B Preferred Stock. Castle Creek does not currently have the right to acquire such common stock and does not have voting or investment power over such common stock. Castle Creek and its affiliates are subject to a passivity agreement with the Board of Governors of the Federal Reserve System, which is filed as an exhibit to the Schedule 13D. Both Castle Creek entities, Mr. Eggemeyer, Mr. Thomas, Mr. Merlo and Mr. Pietrzak share the contact address listed in the table above.
(3)	Based on Amendment No. 2 to Schedule 13G filed by EJF Capital LLC on February 12, 2016, as of December 31, 2015, EJF Financial Services Fund, LP is the record owner of 613,158 shares of common stock. EJF Financial Services GP, LLC serves as the general partner of EJF Financial Services Fund, LP and an investment manager of certain affiliates for it and may be deemed to share beneficial ownership of the shares of common stock of which EJF Financial Services Fund, LP is the record owner. EJF Capital LLC is the sole member of each of EJF Financial Services GP, LLC and EJF Financial Opportunities GP, LLC and may be deemed to share beneficial ownership of the shares of common stock of which such entities may share beneficial ownership. EJF Capital LLC also serves as the investment manager of a managed account, and may be deemed to share beneficial ownership of 47,626 shares of common stock of which the managed account is the record owner. Emanuel J. Friedman is the controlling member of EJF Capital LLC and may be deemed to share beneficial ownership of the shares of common stock over which EJF Capital LLC may share beneficial ownership. All EJF entities noted above and Mr. Friedman share the contact address listed in the table above.

(4)	GCP III EVB LLC (“GCP”), an affiliate of GCP Capital, also owns 1,191,522 shares of Series B Preferred Stock, which is convertible into shares of common stock in connection with certain transfers of such shares of Series B Preferred Stock or if the Company’s Board of Directors has approved such conversion, subject to certain restrictions based on the beneficial ownership of the holder of the shares of Series B Preferred Stock. GCP does not currently have the right to acquire such shares of common stock and does not have voting or investment power over such common stock. GCP Capital and its affiliates are subject to a passivity agreement with the Board of Governors of the Federal Reserve System. Both GCP entities share the contact address listed in the table above.
(5)	Based on Amendment No. 7 to the Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) on February 11, 2016. Wellington, in its capacity as investment advisor, may be deemed to share power to vote 1,140,715 shares of common stock and may be deemed to share power to dispose of 1,140,715 shares of common stock.

Security Ownership of Management

The following table sets forth, as of April 1, 2016, certain information with respect to the beneficial ownership of shares of the Company’s common stock and the Company’s Series B Preferred Stock, as applicable, by each of the current members of the Board of Directors, by each of the executive officers named in the “Summary Compensation Table” below and by all current directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself or herself at once or at some future time. All of the directors and executive officers receive mail at the Company’s principal executive office at 330 Hospital Road, Tappahannock, Virginia 22560.

	Common Stock			Series B Preferred Stock
Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)	Amount and Nature of Beneficial Ownership(1)	Percent of Class(20)
Directors:
John F. Biagas	51,918	(3)	*	—	*
W. Rand Cook	19,316	(4)	*	—	*
W. Gerald Cox	20,013	(5)	*	—	*
Michael E. Fiore, P.E.	11,501		*	—	*
F. L. Garrett, III	32,562	(6)	*	—	*
Boris M. Gutin	19,375	(7)	*	—	*
Ira C. Harris, Ph.D., CPA	9,854	(8)	*	—	*
Eric A. Johnson	36,298	(9)	*	—	*
W. Leslie Kilduff, Jr.	51,554		*	—	*
William L. Lewis	11,511	(10)	*	—	*
Joe A. Shearin	107,229	(11)	*	—	*
Leslie E. Taylor, CPA	10,845	(12)	*	—	*
Jay T. Thompson, III	68,876	(13)	*	—	*
Non-Director Named Executive Officers:
Mark C. Hanna	13,999	(14)	*	—	*
Joseph H. James, Jr.	31,308	(15)	*	—	*
J. Adam Sothen	24,923	(16)	*	—	*
Douglas R. Taylor	23,499	(17)	*	—	*
James S. Thomas	31,532	(18)	*	—	*
All directors and executive officers as a group (21 persons)	622,811	(19)	4.76%	—	*

*	Percentage of ownership is less than 1.0% of the outstanding shares of common stock of the Company.
(1)	Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly more than one person may be deemed to be a beneficial owner of the same securities. A person is deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Unless otherwise indicated by footnote, the named individuals have the sole power to vote and sole power to dispose of the shares of stock reported in this table.
(2)	Based on 13,093,135 shares of common stock issued and outstanding on April 1, 2016.
(3)	Includes 6,481 shares of common stock owned jointly by Mr. Biagas and his wife.
(4)	Includes (i) 17,014 shares of common stock jointly owned by Mr. Cook and his wife and (ii) 303 shares of common stock held in an IRA for the benefit of Mr. Cook.
(5)	Includes (i) 2,993 shares of common stock held in an IRA for the benefit of Mr. Cox, (ii) 3,316 shares of common stock held in an IRA for the benefit of Mr. Cox’s wife, for which Mr. Cox disclaims beneficial ownership, (iii) 1,533 shares of common stock registered in the name of Mr. Cox’s wife, for which Mr. Cox disclaims beneficial ownership and (iv) 444 shares of common stock owned jointly by Mr. Cox’s wife and daughter, for which Mr. Cox disclaims beneficial ownership.
(6)	Includes (i) 2,810 shares of common stock held in an IRA for the benefit of Mr. Garrett, (ii) 1,760 shares of common stock held in an IRA for the benefit of Mr. Garrett’s wife, for which Mr. Garrett disclaims beneficial ownership, (iii) 100 shares of common stock owned jointly by Mr. Garrett and his wife and (iv) 8,844 shares of common stock registered in the name of Mr. Garrett’s wife, for which Mr. Garrett disclaims beneficial ownership.
(7)	Mr. Gutin does not have or share power to vote or power to dispose of 1,122,756 shares of common stock and 1,191,522 shares of Series B Preferred Stock directly owned by GCP, an affiliate of GCP Capital of which Mr. Gutin serves as a managing director.
(8)	Includes 431 shares of common stock owned jointly by Mr. Harris and his wife.
(9)	Includes 15,243 shares of common stock held in an IRA for the benefit of Mr. Johnson.
(10)	Includes (i) 1,400 shares of common stock held in an IRA for the benefit of Mr. Lewis and (ii) 519 shares of common stock registered in the name of William Carrington Lewis Trust, of which Mr. Lewis is Trustee.
(11)	Includes (i) 4,725 shares of common stock which Mr. Shearin has the right to acquire through the exercise of stock options, (ii) 5,378 shares of common stock held in an IRA for the benefit of Mr. Shearin and (iii) 68,250 shares of restricted stock.
(12)	Includes 1,094 shares of common stock owned jointly by Mr. Taylor and his wife.
(13)	Includes 1,141 shares of common stock registered in the name of Mr. Thompson’s wife, for which Mr. Thompson disclaims beneficial ownership.
(14)	Includes 6,621 shares of restricted stock.
(15)	Includes (i) 3,500 shares of common stock which Mr. James has the right to acquire through the exercise of stock options and (ii) 14,900 shares of restricted stock. Mr. James retired from his position as Senior Executive Vice President and Chief Operating Officer on July 15, 2015.
(16)	Includes 19,100 shares of restricted stock.
(17)	Includes 19,100 shares of restricted stock.
(18)	Includes (i) 3,500 shares of common stock which Mr. Thomas has the right to acquire through the exercise of stock options and (ii) 19,100 shares of restricted stock.
(19)	Includes shares of common stock (including restricted stock) held by Executive Vice President and Director of Commercial Banking of the Bank, Bruce T. Brockwell, Executive Vice President and Chief Operations Officer of the Bank, Dianna B. Emery and Executive Vice President and Retail Executive of the Bank, Ann-Cabell Williams.
(20)	Based on 5,240,192 shares of Series B Preferred Stock issued and outstanding on April 1, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section l6(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16 forms they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required, the Company believes that its officers and directors complied with all such filing requirements under Section 16(a) during 2015, with the following exceptions: Mr. Gutin reported four dividend reinvestment transactions late on a Form 4, Mr. Biagas reported one transaction late on a Form 4 and Mrs. Emery filed her initial ownership report on Form 3 late.

Restrictions on Pledging and Hedging Transactions

The Company has adopted an insider trading policy that limits the types and timing of transactions in the Company’s securities by the Company’s directors and executive officers. This policy prohibits these individuals from engaging in hedging transactions (including forward sales contracts) to lock in the value of the Company’s securities held by them, and from holding any such securities in a margin account or pledging any such securities as collateral for a loan. These prohibitions limit short-term or speculative transactions and thereby emphasize the importance of maintaining a long-term ownership position in the Company. Limited exceptions from these prohibitions for a hedging transaction may be granted by the Company’s President and Chief Executive Officer or Chief Financial Officer and for a pledging transaction may be granted by the Company’s Chief Financial Officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Below is a discussion of the philosophy, the strategy and the major details of our approach to compensating executive management. This approach has been developed under the direction and oversight of the Compensation Committee, with assistance from an independent compensation consultant and with input from management.

Our executive management is expected to design and execute our business plan that emphasizes prudent risk and asset quality management to lead to superior returns for our shareholders. Following this discussion, you will find tables containing detailed information concerning compensation earned or paid for 2015 and prior years to our “named executive officers.”

•	Joe A. Shearin — President and Chief Executive Officer of the Company and the Bank.
•	J. Adam Sothen — Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of the Bank.
•	Mark C. Hanna — Executive Vice President and Regional Executive of the Bank.
•	Joseph H. James, Jr. — Former Senior Executive Vice President and Chief Operating Officer of the Company and the Bank.
•	Douglas R. Taylor — Executive Vice President and Chief Risk Officer of the Bank.
•	James S. Thomas — Executive Vice President and Chief Credit Officer of the Bank.

The Company had three other executive officers, Bruce T. Brockwell, Executive Vice President and Director of Commercial Banking of the Bank, Dianna B. Emery, Executive Vice President and Chief Operations Officer of the Bank and Ann-Cabell Williams, Executive Vice President and Retail Executive (or “REO”) of the Bank, during 2015. The discussion below is intended to help you understand the information provided in tables that follow and provide context for our overall executive compensation program.

Objective

The primary objective of our executive compensation program, as stated by our Executive Compensation Philosophy and Strategy, as reviewed, revised and restated in 2014, is to assure that we have competent and motivated executive management to lead the Company. To accomplish this objective, we must provide competitive levels of compensation to attract, retain and reward outstanding executives. The banking industry is very competitive, and excellent leadership is vital to design and execute our business plan. To that end, we believe that:

•	Our executive management should have compensation opportunities at levels that are competitive with peer institutions.
•	Total compensation should include “at risk” components that are linked to annual results, as well as to longer term performance.
•	Stock-based compensation, principally in the form of long-term incentives, should form a key component of total compensation as a means of aligning the interests of key executives with those of our shareholders.

Discussion of Our Approach

Our general approach is to provide executive compensation consistent with promoting shareholder value, with an emphasis on prudent risk and asset quality management. To this end, the Compensation Committee designs compensation plans and incentives to link the financial interests of the Company’s executive officers to the interests of shareholders, to support the Company’s long-term goals, to tie compensation to the Company’s performance and to attract, retain and motivate talented leadership. The Committee has retained CT Executive Benefits Group (“CTEBG”), formerly an affiliate of the Titan Group, LLC (“Titan”), as an independent compensation consultant, to assist it in developing and administering its executive compensation program. CTEBG also provides consulting services to the Bank related to the Bank’s bank-owned life insurance policies, for which the Bank typically pays less than $6,000 annually. The Compensation Committee has assessed the independence of CTEBG under applicable SEC and NASDAQ rules and concluded that the advice it receives from CTEBG is objective and not influenced by other relationships that could be viewed as conflicts of interest.

The Compensation Committee operates under a Charter which was updated and adopted in 2014 by the Boards of Directors of the Company and the Bank, which outlines the Committee’s duties and authority, and is guided by an Executive Compensation Philosophy and Strategy statement which provides an overall blueprint for developing and administering executive compensation programs. In addition, beginning in 2009 and continuing until October 21, 2013, as a result of the Company’s participation in the United States Department of the Treasury’s Capital Purchase Program, commonly known as “TARP,” the Committee and the Company had to comply with legal and contractual terms affecting the executive compensation process (the “TARP Regulations”). The TARP Regulations generally ceased to apply following the termination of the Company’s participation in TARP in October 2013, except that compensation paid during the TARP period to certain executives and highly compensated employees remains subject to a “clawback” or repayment requirement in certain circumstances and the Company must continue to apply the TARP $500,000 federal income tax deduction limitation to compensation attributable to services provided by certain executives during the TARP period until all such compensation has been completely paid out to the executive.

Consideration of Shareholder Advisory Vote on Executive Compensation

When reviewing executive compensation policies and setting compensation, the Compensation Committee pays close attention to advisory votes by shareholders to approve the compensation of our named executive officers. At last year’s annual meeting, approximately 98% of shares voted were cast in favor of our approach to executive compensation. The Compensation Committee acknowledges the broad support of our shareholders and continues to apply the principles described above and below in pursuit of a pay-for-performance culture.

At the Company’s 2014 Annual Meeting of Shareholders, approximately 95% of shares voted were cast in favor of a frequency of “every one year” for conducting an advisory vote on our executive compensation. The Company, therefore, has decided to include an advisory vote on executive compensation every year. Following the 2016 Annual Meeting, the next advisory vote to approve the Company’s executive compensation will occur at the Company’s 2017 Annual Meeting of Shareholders.

Principles that Guide Executive Compensation

We rely upon the following principles in structuring compensation arrangements for our executive officers:

1.	Benchmarking — Our stated goal is to provide base salaries, long-term and short-term incentive compensation and benefits for our executives that are competitive with those offered by comparable Virginia banking institutions. In order to analyze competitiveness in the marketplace, we relied in 2015 upon an analysis of peer institutions, similar in asset size and corporate structure, prepared by Titan. During 2016 we plan to rely upon a similar analysis of peer institutions prepared by CTEBG when analyzing competitiveness of our executive compensation in the marketplace. The members of this peer group for 2015 were:

American National Bankshares Inc.
C & F Financial Corporation
Community Bankers Trust Corporation
Middleburg Financial Corporation
Monarch Financial Holdings, Inc.
National Bankshares, Inc.
Old Point Financial Corporation
Southern National Bancorp of Virginia, Inc.
WashingtonFirst Bankshares, Inc.
Valley Financial Corporation
Xenith Bankshares, Inc.

For 2016, Valley Financial Corporation was removed from the peer group because it was acquired, and Hampton Roads Bankshares, Inc. was added because it has a similar geographic footprint and business model despite its larger size.

For our executive management, we believe that total compensation should be near the 50th percentile of our peer group.

2.	Allocation of Elements of Compensation — We believe that the weighting of elements of total compensation (specifically salary, annual bonus and long-term incentives) should vary within the management group as appropriate to reflect the role of each senior manager and his or her ability to influence the Company’s performance (see matrix in Annual Bonus discussion below). Over time, we expect to shift the weighting of total compensation more toward variable compensation (annual bonus and long-term incentives).
3.	Pay for Performance — To promote shareholder value, we are continuing to focus on performance-based incentives. Since 2007, except to the extent limited by the TARP Regulations, we have administered a long-term incentive program for our executive management consistent with this principle.

Elements of Compensation

The Company uses the following elements of compensation and benefits to recruit, retain and reward its key executives:

1.	Salary — A competitive salary for key executives is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the specific needs of the Company is required. In February or March, Mr. Shearin presents to the Compensation Committee salary adjustment recommendations (consisting of merit adjustments and market adjustments, as applicable) for the year for executive management, other than himself, based on performance of the Company and of the specific individuals during the prior year. The Committee reviews the recommendations, makes any further adjustments and approves the changes. Mr. Shearin’s salary is reviewed by the Compensation Committee, and is approved by the Board of Directors in executive session. The employment agreements between the Company and certain members of executive management are discussed later in this section. Salary levels are typically determined by comparison to peer group salaries for comparable executive positions and based on an evaluation of the executive’s performance during the prior year. Company performance compared to peer group and the factors discussed in the matrix under Annual Bonus below are also considered in Mr. Shearin’s recommendations to adjust salaries and the Compensation Committee’s decisions.

As a result of improving financial performance and to recognize the contributions of executive management for this improvement, the Committee accepted Mr. Shearin’s recommendation for a 4 or 5% merit increase for salaries of executive management (other than himself) in 2015. The Committee also recommended and the Board of Directors in executive session approved a 5% merit increase to Mr. Shearin’s salary for 2015. These base salary increases became effective March 1, 2015.

2.	Annual Bonus — We offer key executives an opportunity to participate in our Annual Bonus Plan for Key Executives (the “Annual Bonus Plan”). The Annual Bonus Plan provides our executive officers an opportunity to earn an annual cash bonus of up to 25% (or 35% in the case of Mr. Shearin) of the officer’s salary. The Annual Bonus Plan targets specific financial and non-financial objectives that directly contribute to the overall success of the Company, and is designed to motivate key executives to achieve, and then reward them for achieving, those objectives.

At the beginning of the year the target amount of bonus for each executive officer under the Annual Bonus Plan is set by the Committee for the CEO, and recommended by the CEO and approved by the Committee for other members of executive management. Also at the beginning of the year, the performance metrics and the weighting for each such metric is set by the Committee for the CEO, and recommended by the CEO and approved by the Committee for other members of executive management. As approved by the Committee for 2015, the Annual Bonus Plan incorporates the following performance metrics and establishes performance objectives for these metrics: risk management, financial reporting, budget compliance, asset quality, asset growth, net income growth and critical factors. The weighting of the performance metrics, as approved by the Committee, varies among members of executive management.

After each completed year, performance against the Annual Bonus Plan’s performance metrics and objectives is evaluated by the Committee for the CEO’s performance, and by the CEO for performance of all other participants. The CEO proposes bonus payments under the Annual Bonus Plan for all participants other than himself, and the Committee reviews the performance of each participant and determines and approves all bonus payments under the Annual Bonus Plan. Although the calculation of a bonus is based on analysis of performance against the specific goals under the Annual Bonus Plan, the Committee retains ultimate discretion to pay higher or lower bonuses than what would be earned based on performance with regard to the performance objectives, or to pay no bonuses to participants for a particular performance year.

As described below under the heading “Employment Agreements,” in connection with his hiring, Mr. Hanna received a cash retention bonus of $150,000, payable in three annual installments of $50,000 on each of November 15, 2015, 2016, and 2017, provided that Mr. Hanna remains an employee of the Company on the applicable payment date for each installment. Mr. Hanna will first be eligible to participate in the Annual Bonus Plan in 2018, after the final installment of the cash retention bonus has been paid.

The table below presents the target bonus amount for each named executive officer other than Mr. Hanna under the Annual Bonus Plan as approved by the Committee for 2015. At its meeting in March, 2016, the Committee, after reviewing competitive comparable positions, retroactively approved a target bonus amount of 35% of base salary for Mr. Shearin for 2015 and for 2016.

Target Bonus, as a % of Base Salary*
Joe A. Shearin	35
J. Adam Sothen	15
Joseph H. James, Jr.	15
Douglas R. Taylor	15
James S. Thomas	15

*	Base salary as of March 1, 2015 is used to calculate the named executive officer’s target bonus amount.

The table below presents the performance metrics for each named executive officer that were approved by the Committee for 2015. Under the Annual Bonus Plan, an executive’s performance may result in partial credit for a particular performance metric if a target performance objective is not met, or may result in more than 100% credit for a particular performance metric in the case of superior performance that exceeds the relevant target performance objective (subject to the Annual Bonus Plan’s maximum cap on bonus amounts to any participant of 25% (or, 35% in the case of Mr. Shearin) of the participant’s salary).

	Percent Weighting by Position
Metric	CEO	COO	CFO	CCO	REO
Risk management	15	15	15	15	15
Financial reporting	5	—	20	—	—
Budget compliance	15	15	10	10	15
Asset quality	20	15	10	25	10
Asset growth	15	15	10	15	15
Net income growth	15	15	15	15	20
Critical factors	15	25	20	20	25
	100	100	100	100	100

Target performance objectives for 2015 for each of the performance metrics listed above was:

•	Risk management — Adherence to regulatory and audit requirements with unqualified opinion from registered public accounting firm and satisfactory rating from regulatory authorities. A satisfactory rating from regulatory authorities was met in 2015. An unqualified opinion from our registered public accounting firm was met in 2015.
•	Financial Reporting — Timely and accurate reporting to the SEC and the Board of Governors of the Federal Reserve System without adverse comment, and to the Company’s Board of Directors and its committees. This performance target was met in 2015.
•	Budget compliance — Compliance with division and department-specific budgets. This performance target was not met in 2015 for any of the Annual Bonus Plan’s participants.
•	Asset quality — Maintain asset quality above the average of named peer group and receive a satisfactory review on the credit quality of the loan portfolio by an independent third party. These performance targets were met in 2015.
•	Asset growth — Achieve average assets of $1.223 billion. In 2015, our actual average assets were $1.215 billion. This performance target was not met in 2015.
•	Net income growth — Achieve net income of $8.7 million, before preferred dividends. In 2015, our net income before payment of preferred dividends was $7.3 million. This performance target was not met in 2015.
•	Critical factors are at the individual level and in many cases include confidential information. All individual critical factors were achieved.

After reviewing 2015 performance against the performance objectives and analyzing achievement levels for the relevant performance metrics, including considering Mr. Shearin’s recommendations for the other participants in the Annual Bonus Plan, the Compensation Committee awarded bonuses to our named executive officers that approached each such executive’s target bonus opportunity for 2015. For more information on amounts paid for 2015 performance pursuant to the Annual Bonus Plan, see the Summary Compensation Table below.

3.	Long-Term Incentives — In 2003, our shareholders approved an amendment to the 2000 Stock Incentive Plan, resulting in the 2003 Stock Incentive Plan (the “2003 Plan”), which authorized the granting of up to 400,000 shares of Company common stock pursuant to grants of stock options, stock appreciation rights, common stock, restricted stock and phantom stock. Under the terms of the 2003 Plan document, after April 17, 2013 no more awards may be granted under the 2003 Plan. Any awards previously granted under the 2003 Plan that were outstanding as of April 17, 2013 remained outstanding and will vest, etc. in accordance with their regular terms.

In 2007, our shareholders approved the Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan (“2007 Equity Compensation Plan”) which authorizes the granting of up to 400,000 shares of Company common stock pursuant to grants of stock options, stock appreciation rights, common stock, restricted stock, performance shares, incentive awards and stock units. As of December 31, 2015, there were 225,642 shares still available to be granted as awards under the 2007 Equity Compensation Plan. If the 2016 Equity Compensation Plan proposed in Proposal Three is approved by shareholders, no additional awards will be granted under the 2007 Equity Compensation Plan, but our named executive officers will be eligible to receive awards under the 2016 Equity Compensation Plan going forward.

For 2015, the Committee awarded restricted stock grants that are 50% based on time vesting and 50% based on performance vesting, in each case subject to earlier forfeiture or accelerated vesting under circumstances described in the award agreement.

1.	Time Vested — One half of shares granted will vest as follows:
a.	March 31, 2016 20%
b.	March 31, 2017 20%
c.	March 31, 2018 20%
d.	March 31, 2019 20%
e.	March 31, 2020 20%
2.	Performance Vested — One half of shares granted will vest March 31, 2018 if, and only if, for calendar year 2017 either Earnings Per Share or Return on Assets of the Company equals or exceeds the 60th percentile of the peer group discussed above under “Benchmarking.” One quarter of the shares granted will vest if for calendar year 2017 the Company’s ranking for Earnings Per Share or Return on Assets, whichever is higher, is less than the 60th percentile of the peer group but equals or exceeds the 50th percentile, as shown in the following table:

Higher of EPS or ROA Ranking	Vesting Percentage of the Performance Vested Shares
60th percentile and above	100%
50th percentile up to but excluding 60th percentile	50%
below 50th percentile	0%

The Committee will determine the extent to which the performance for calendar year 2017 is achieved. If any financial institution included in the peer group is acquired or otherwise changes its structure or business prior to December 31, 2017 such that it is no longer reasonably comparable to the Company (as determined by the Committee), the Committee may eliminate such financial institution from the peer group in determining performance. In the case of any such elimination, the Committee may, but is not required to, replace the eliminated financial institution with another financial institution which it considers reasonably comparable to the Company.

Mr. Hanna did not receive a restricted stock award in 2015 in light of his limited employment period with the Company in 2014. As noted below, in connection with his hiring, Mr. Hanna received a restricted stock award of 3,242 shares of restricted stock under the 2007 Equity Compensation Plan on November 20, 2014, vesting 50% on November 15, 2015, and 50% on November 15, 2016.

Subject to accelerated vesting under circumstances described in each award agreement, the shares subject to grants will be forfeited, to the extent not yet vested, if the executive’s employment terminates prior to a vesting date.

For awards granted to the Company’s named executive officers in 2012 and 2013, accelerated vesting will occur in the event of an executive’s retirement at or after age 65 with the consent of the Board of Directors (or its delegee) when “cause” for termination is not present or in the event of a “change of control” provided the executive has remained employed through the date of the change of control.

For awards granted to the Company’s named executive officers in 2014 and 2015, accelerated vesting will occur in the event of an executive’s retirement at or after age 65 with the consent of the Board of Directors (or its delegee) when “cause” for termination is not present, in the event of a “change of control” provided the executive has remained employed through the date of the change of control, or in the event of termination of employment due to the executive’s death or “disability.” The precise definitions of the terms “cause”, “change of control” and “disability” are set forth in each respective award agreement.

For the Company’s named executive officers who have employment agreements, the term “cause” as used in an award agreement has the meaning set forth in the executive’s employment agreement. For the Company’s named executive officers who do not have employment agreements, the term

“cause” as used in an award agreement would generally include the executive’s personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude or misappropriation of the Company’s assets (determined on a reasonable basis) or those of its subsidiaries or other affiliates.

For all outstanding restricted stock awards to the Company’s named executive officers, a change of control would generally occur if certain individuals, entities or groups gain control of 50% or more of the Company’s outstanding voting securities, or if the composition of the Company’s Board of Directors changes during any period of two consecutive years such that the individuals constituting a majority of the Board of Directors at the beginning of the period no longer constitute the majority of the Board of Directors at the end of the period, unless each new director was approved by at least two-thirds of the incumbent directors.

For the Company’s named executive officers who have employment agreements, the term “disability” as used in an award agreement has the meaning set forth in the executive’s employment agreement. For the Company’s named executive officers who do not have employment agreements, the term “disability” as used in an award agreement has the meaning set forth for purposes of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally includes a serious medical condition that prevents an individual from engaging in any substantial gainful activity.

The 2014 and 2015 restricted stock grants are subject to clawback by the Company, in accordance with any Company clawback policy that may be adopted from time to time or any applicable law.

Stock Ownership and Retention Policy.  At its November 5, 2015 meeting the Committee approved and adopted a Stock Ownership and Retention Policy under which senior executives of the Company (Executive Vice Presidents or higher) will in the future be expected to hold shares of Company stock at least equal in value to their base salaries from time to time. The purpose of the Policy is to assure that senior executives are “invested” in the Company and that financial interests align with those of non-employee shareholders. Generally, stock purchased in the open market or held in a brokerage account, shares held in trust for or owned by an executive, his or her spouse or dependent children, shares resulting from the exercise of options and vested, as well as unvested, shares that were awarded under a time-vesting schedule will count as being held under the Policy. Unexercised stock options and grants of performance-based shares that have not vested will not count as being held.

The Policy does not establish a time period for attaining these guidelines but does require that until the designated ownership level is met, all net shares resulting from the exercise of options, restricted or performance stock or other equity grants received from the Company shall be retained by the covered executive.

4.	Employment Agreements — Assuring the continued service of key executives is essential to the successful future of the organization. Employment agreements, which help retain key executives during a possible change of control situation assist the Company by providing security to key executives.

The Company has entered into an employment agreement with each of Joe A. Shearin, James S. Thomas and Mark C. Hanna. The Company’s employment agreement with Joseph H. James terminated on July 15, 2015, in connection with Mr. James’ retirement from his position as Senior Executive Vice President and Chief Operating Officer of the Company and the Bank. The Company has no other employment agreements with its named executive officers.

Employment Agreement with Mr. Shearin.  The Company and Mr. Shearin are parties to an amended and restated employment agreement effective January 1, 2008, which was further amended on March 19, 2015. Mr. Shearin’s employment agreement provides for him to serve as our President and Chief Executive Officer and provides for a base salary, which may be increased by the Board of

Directors in its discretion, and such other bonuses as are approved by the Board of Directors in its discretion. Mr. Shearin’s employment agreement provides for a rolling three-year term, unless either party provides written notice that the employment term should not be renewed and extended.

Under his employment agreement, Mr. Shearin’s employment may be terminated by the Company with or without cause. If Mr. Shearin resigns for “good reason” or his employment is terminated without “cause”, as those terms are defined in his employment agreement, however, he is entitled to receive a monthly payment equal to one-twelfth his rate of annual base salary in effect immediately preceding such termination for 36 months, to receive out-placement services for up to two years, including job search services, paid for by the Company up to a total of $10,000, and to receive continuing health insurance benefits for himself and his dependents, with such premiums paid by the Company (the “health insurance continuation benefit”). On March 19, 2015, Mr. Shearin’s employment agreement was amended to increase the duration of the health insurance continuation benefit from 18 months to 36 months following termination of Mr. Shearin’s employment.

If Mr. Shearin resigns for good reason or his employment is terminated without cause within one year after a “change of control” (as defined in the employment agreement), he will also be entitled to a lump sum severance payment approximately equal to the excess, if any, of 299% of his annualized cash compensation for a period that precedes the change of control as determined under the Code, over the total amount of his termination compensation described above. The March 19, 2015 amendment to Mr. Shearin’s employment agreement also added a new termination provision that allows us to terminate Mr. Shearin’s employment agreement unilaterally in connection with a change of control and pay out the value of all benefits under the employment agreement in a lump sum, as allowed by Section 409A of the Code.

If Mr. Shearin’s employment terminates due to his death, the Company will pay to his estate the compensation, including salary and any accrued bonus, that otherwise would have been payable to Mr. Shearin through the end of the month in which his death occurs. If Mr. Shearin’s employment is terminated due to “disability” (as defined in the employment agreement) or for cause, he is not entitled to receive compensation or other benefits under his employment agreement.

Mr. Shearin’s employment agreement also contains a confidentiality provision without a time limit and a covenant not to compete that is in effect during his employment and for twelve months after the termination of his employment, provided that the covenant not to compete ceases to apply in the event of a change of control. If Mr. Shearin breaches the confidentiality provision or the covenant not to compete, or engages in a competitive business at any time while he is receiving the salary continuation benefit, he will have no right to further post-termination payments or benefits provided by his employment agreement.

Employment Agreement with Mr. Thomas.  The Company and Mr. Thomas are parties to an amended and restated employment agreement effective January 1, 2008. Mr. Thomas’ employment agreement provides for him to serve as an executive officer and provides for a base salary, which may be increased by the Board of Directors in its discretion, and such other bonuses as are approved by the Board of Directors in its discretion. Mr. Thomas’ employment agreement provides for a one-year term, with an automatic one-year extension each December 31, unless either party provides prior written notice that the employment term should not be renewed and extended.

Under his employment agreement, Mr. Thomas’ employment may be terminated by the Company with or without cause. If Mr. Thomas resigns for “good reason” or his employment is terminated without “cause”, as those terms are defined in his employment agreement, however, he is entitled to receive termination compensation equal to one-twelfth of his annual base salary then in effect in each month for the remainder of the term of his employment agreement.

If Mr. Thomas resigns for good reason or his employment is terminated without cause within one year after a “change of control” (as defined in the employment agreement), he will also be entitled to a lump sum severance payment approximately equal to the excess, if any, of 299% of his annualized cash compensation for a period that precedes the change of control as determined under the Code, over the total amount of his termination compensation described above.

If Mr. Thomas’ employment terminates due to his death, the Company will pay to his estate the compensation, including salary and any accrued bonus, that otherwise would have been payable to Mr. Thomas through the end of the month in which his death occurs. If Mr. Thomas’ employment is terminated due to “disability” (as defined in the employment agreement) or for cause, he is not entitled to receive compensation or other benefits under his employment agreement.

Mr. Thomas’ employment agreement also contains a confidentiality provision without a time limit and a covenant not to compete that is in effect during his employment and for twelve months after the termination of his employment, provided that the covenant not to compete ceases to apply in the event of a change of control. If Mr. Thomas breaches the confidentiality provision or the covenant not to compete, or engages in a competitive business at any time while he is receiving the termination compensation, he will have no right to further post-termination payments provided by his employment agreement.

Employment Agreement with Mr. Hanna.  The Company and Mr. Hanna are parties to an employment agreement effective November 20, 2014. Mr. Hanna’s employment agreement provides for him to serve as our Executive Vice President and Regional Executive and provides for a base salary, which may be increased by the Board of Directors in its discretion. The initial term of Mr. Hanna’s employment agreement ends December 31, 2016, with an automatic one-year extension each December 31 beginning December 31, 2016, unless either party provides written notice at least 30 days prior to the end of the term that the employment term should not be renewed and extended.

As provided in Mr. Hanna’s employment agreement, the Company amended its supplemental retirement plan, effective November 20, 2014, to include Mr. Hanna as a participant on the terms described in Mr. Hanna’s employment agreement. The supplemental retirement plan and the benefits thereunder are described further below under the heading “Supplemental Retirement Benefit.”

Mr. Hanna’s employment agreement provides for an equity award bonus and a cash retention bonus. As provided in Mr. Hanna’s employment agreement, the Company granted to Mr. Hanna a restricted stock award in the amount of 3,242 shares of restricted stock under the 2007 Equity Compensation Plan on November 20, 2014. Of the 3,242 shares granted, 50% vested on November 15, 2015, and the remaining 50% will vest on November 15, 2016, subject to earlier forfeiture or accelerated vesting under the circumstances described in the award agreement. Mr. Hanna is also entitled to a cash retention bonus equal to $150,000, payable in three equal annual installments of $50,000 on each of November 15, 2015, 2016, and 2017, provided that Mr. Hanna remains an employee of the Company on the applicable payment date for each installment. The first installment of the retention bonus was paid to Mr. Hanna on November 15, 2015. Mr. Hanna is entitled to such other bonuses as are approved by the Board of Directors in its discretion.

Mr. Hanna’s employment agreement also provides that the Company will reimburse him for annual membership dues at a golf and country club.

Under his employment agreement, Mr. Hanna’s employment may be terminated by the Company with or without cause. If Mr. Hanna resigns for “good reason” or his employment is terminated without “cause”, as those terms are defined in his employment agreement, however, he is entitled to receive termination compensation equal to one-twelfth of his annual base salary then in effect in each month for the remainder of the term of his employment agreement. The calculation of Mr. Hanna’s termination compensation may also include bonus amounts, if any, only if the Company includes such bonus amounts for other members of executive management at the time of termination.

If Mr. Hanna resigns for good reason or his employment is terminated without cause within one year after a “change of control” (as defined in the employment agreement), instead of the termination compensation described above, he will be entitled to a lump sum severance payment equal to two times the total of his annual base salary and most recent annual bonus, if any, on the date of termination, or, if higher, on the date immediately prior to the change of control, provided, however, that the calculation of Mr. Hanna’s severance payment will include bonus amounts, if any, only if the Company includes such bonus amounts for other members of executive management at the time of a change of control.

If Mr. Hanna’s employment terminates due to his death, the Company will pay to his estate the compensation, including salary and any accrued bonus, that otherwise would have been payable to Mr. Hanna through the end of the month in which his death occurs. If Mr. Hanna’s employment is terminated due to “disability” (as defined in the employment agreement) or for cause, he is not entitled to receive compensation or other benefits under his employment agreement.

Mr. Hanna’s employment agreement also contains a confidentiality provision that is in effect for five years after termination ceases, or for such longer period, if any, as the information is entitled to protection as a trade secret, and a covenant not to compete that is in effect during his employment and for twelve months after the termination of his employment, provided that the covenant not to compete ceases to apply in the event of a change of control. If Mr. Hanna breaches the confidentiality provision or the covenant not to compete, or engages in a competitive business at any time while he is receiving the termination compensation, he will have no right to further post-termination payments provided by his employment agreement.

The employment agreement for each executive provides that, in all circumstances, any amounts paid by the Company pursuant to the employment agreement will be limited to one dollar less than the maximum amount deductible under Section 280G of the Code. Please see additional information set forth below under the heading “Potential Payments Upon Termination or Change of Control.”

The precise definitions of the terms “good reason”, “cause”, “change of control” and “disability” are set forth in the employment agreement for each executive.

An executive will generally have good reason to terminate his employment under his employment agreement if the Company (or any successor) negatively changes certain important aspects of the executive’s employment without his consent, including his authority, responsibility or salary, moves the executive’s principal office outside certain geographical areas, or fails to comply with any material term of the employment agreement. Mr. Shearin would also have good reason to terminate his employment if the Company removes him from or fails to re-elect him to the position of President and Chief Executive Officer of the Company, reduces his fringe benefits, or fails to require any successor to the Company to expressly assume and agree to perform the obligations under Mr. Shearin’s employment agreement. For Mr. Hanna and Mr. Thomas, good reason to terminate employment would not exist unless the executive has notified the Company of the condition giving rise to good reason and the Company has failed to remedy the condition.

Termination for cause under each employment agreement would generally include the executive’s personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, misappropriation of the Company’s assets (determined on a reasonable basis) or those of its subsidiaries or other affiliates, or material breach by the executive of any other provision of the employment agreement. Under Mr. Hanna’s employment agreement, the Company would not have cause to terminate his employment for an intentional failure to perform stated duties or a material breach of the employment agreement unless the Company has notified Mr. Hanna of the existence of such condition and Mr. Hanna has failed to remedy the condition.

A change of control under each employment agreement would generally occur if certain individuals, entities or groups gain control of 50% or more of the Company’s outstanding voting securities, except as a result of certain transactions initiated by the Company or approved by the Company’s Board of Directors, or if the composition of the Company’s Board of Directors changes as a result of certain transactions or business combinations such that the individuals constituting a majority of the Board of Directors before the transaction or business combination no longer constitute the majority of the Board of Directors of the Company or its successor within a certain period after the transaction or business combination.

Under each employment agreement, an executive would be determined to be disabled if the condition satisfies the definition of disability in the disability insurance policy maintained by the Company for the executive’s benefit or if a physician determines that the condition constitutes a total and permanent disability, whichever is more favorable to the executive. The Company may terminate the executive’s employment 90 days after giving notice to the executive that the Company has determined the executive is disabled for purposes of the employment agreement and intends to terminate his employment for reason of disability, unless the executive returns to the full-time performance of his essential job functions within the 90-day period.

5.	Perquisites — The Company provides its named executive officers with limited perquisites in the scope of their employment. We provide personal commuting use of a company car to the CEO, COO and REO. We reimburse the CEO for certain annual physical examination and related medical expenses. Additionally, the Company reimburses certain business travel expenses of the CEO’s spouse in accordance with the Company’s Excessive or Luxury Expenditure Policy. We reimburse country club and golf membership fees for Mr. Thomas and for Mr. Hanna. In addition, we provide a monthly housing allowance for Mr. Sothen, and we provide a cellular phone allowance to certain of our executives. Otherwise, we provide no other perquisites to our named executive officers that are not generally available to all employees on a nondiscriminatory basis, except with very limited and immaterial exceptions. The perquisites provided to our named executive officers do not exceed $10,000 in the aggregate for any named executive officer on an annual basis.
6.	Supplemental Retirement Benefit — We believe that maintaining a supplemental retirement plan plays an important role in providing “pension equity” and in retaining key executives. We intend for employees generally, including key executives, to receive a combined retirement benefit from Social Security, qualified retirement plans of the Company and, if necessary, supplemental nonqualified arrangements approximating 70% of their pre-retirement income. For that reason, effective January 1, 2008 we adopted a supplemental executive retirement plan. Mr. Shearin began participating in the plan at its adoption, as his retirement benefit from other sources is projected to fall short of the replacement target. For Mr. Shearin, the plan provides for an annual benefit at age 67 of $155,000. Full vesting occurs only at age 67, with graduated vesting of between 5 – 9.25% for each year of service after age 52. Benefits are payable monthly for 15 years. There is no pre-retirement death benefit, but a beneficiary can be named to receive the remaining payments for the 15-year period after benefits have commenced.

We amended the supplemental retirement plan in 2014 to include Mr. Hanna, who was a participant in a similar plan sponsored by Virginia Company Bank before we acquired that bank in 2014. For Mr. Hanna, the plan provides for a benefit of $3,333 per month for 200 months beginning on the first day of the month following a termination of employment at or after age 65. Full vesting occurs only at age 65, with graduated vesting of approximately 5% for each year of service after age 46. If Mr. Hanna terminates employment at or after age 62 but before age 65, he will receive the vested percentage of his normal retirement benefit paid in equal monthly installments for 200 months beginning on the first day of the month following his termination of employment. If Mr. Hanna terminates employment before age 62, he will receive the vested percentage of his normal retirement benefit paid in a lump sum on the first day of the month following his attainment of age 62. There is no pre-retirement death benefit, but a beneficiary can be named to receive a lump sum payment after Mr. Hanna’s death equal to the value of the remaining amounts payable under the plan.

In the event an executive becomes “disabled” (as defined in the plan) while employed by the Company, the supplemental retirement plan provides that the executive will receive the vested percentage of his normal retirement benefit based on his age on the date he becomes disabled. For Mr. Shearin, the disability benefit will be paid in equal monthly installments over a

15-year period beginning on the first day of the month following the date he becomes disabled. For Mr. Hanna, the disability benefit will be paid in equal monthly installments for 200 months beginning on the first day of the month following the date he becomes disabled. A participant in the plan would be determined to be disabled if he cannot engage in any substantial gainful activity due to a serious medical condition, or if the executive has been receiving benefits as a result of such serious medical condition for at least three months under an accident and health plan maintained by the Company.

The normal retirement benefit for each of Mr. Shearin and Mr. Hanna will fully vest on the date of a “change of control” (as defined in the plan). Under the supplemental retirement plan, a change of control would generally occur if certain individuals, entities or groups gain control of 50% or more of the Company’s outstanding voting securities, except as a result of certain transactions initiated by the Company or approved by the Company’s Board of Directors, or if the composition of the Company’s Board of Directors changes as a result of certain transactions or business combinations such that the individuals constituting a majority of the Board of Directors before the transaction or business combination no longer constitute the majority of the Board of Directors of the Company or its successor within a certain period after the transaction or business combination.

The Committee reviewed the supplemental retirement plan in 2015 and made no changes.

7.	Executive Severance Plan — Effective January 1, 2015 we adopted an executive severance plan covering each officer of the Company and the Bank at the Executive Vice President level or above who does not have an employment agreement with the Company or the Bank. Presently, Messrs. Brockwell, Sothen and Taylor and Mses. Emery and Williams participate in this plan. The plan provides severance pay and benefits to participants following certain termination events. The severance pay and benefits under the plan consist of (i) base salary continuation at the rate in effect on the date of termination (the “Severance Salary Continuation Benefit”) and (ii) continued payment of an amount equal to the employer-paid portion of the monthly medical premium for the participant and his or her covered spouse and dependents on the date of termination, if the participant elects and receives medical insurance coverage under COBRA following termination of employment (the “Severance Medical Insurance Benefit”). Under the plan, a participant whose employment is terminated other than for “cause” (as defined in the plan) and other than in connection with a “change of control” of the Company (as defined in the plan) will receive the Severance Salary Continuation Benefit and the Severance Medical Insurance Benefit for six months following termination of employment. Instead of receiving the severance pay and benefits described above, a participant whose employment is terminated other than for cause within one year following a change of control, or who experiences a “constructive discharge” (as defined in the plan) within one year following a change of control, will receive the Severance Salary Continuation Benefit and the Severance Medical Insurance Benefit for twelve months following termination of employment. Payment of the Severance Salary Continuation Benefit and the Severance Medical Insurance Benefit is contingent in all cases on the participant providing a general release of claims in favor of the Company.

The precise definitions of the terms “cause”, “change of control” and “constructive discharge” are set forth in the executive severance plan.

Termination for cause under the executive severance plan would generally include the executive’s personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, misappropriation of the Company’s assets (determined on a reasonable basis) or the Bank’s assets, death, or disability as defined in a long-term disability insurance policy maintained by the Company or the Bank for the executive’s benefit.

Under the executive severance plan, a change of control would generally occur if certain individuals, entities or groups gain control of 50% or more of the Company’s outstanding voting securities, except as a result of certain transactions initiated by the Company or approved by the Company’s Board of Directors, or if the composition of the Company’s Board of Directors changes as a result of certain transactions or business combinations such that the individuals constituting a majority of the Board of Directors before the transaction or business combination no longer constitute the majority of the Board of Directors of the Company or its successor within a certain period after the transaction or business combination.

Under the executive severance plan, a constructive discharge would generally occur if the Company materially reduces the executive’ base compensation, authority, duties or responsibility or materially changes the geographic location of the executive’s office. A constructive discharge would not occur unless the executive has notified the Company of the condition giving rise to the constructive discharge and the Company has failed to remedy the condition.

8.	Bank Owned Life Insurance — We have invested in bank owned life insurance products covering certain key employees of the Company and the Bank, including the Company’s named executive officers. We believe bank owned life insurance can serve as a valuable key employee compensation and retention tool that simultaneously earns interest income for the Bank, and can provide insurance coverage that supplements or replaces coverage that is otherwise available to all of the Company’s employees under the Company’s group term life insurance program. The Company presently maintains bank owned life insurance policies for the Company’s named executive officers, with a death benefit paid to the beneficiaries of each named executive officer of four times base salary. Because the Company’s named executive officers have a death benefit of four times base salary under the bank owned life insurance policies, the named executive officers are no longer covered by the Company’s group term life insurance program.

Conclusion

During 2016, we anticipate that the Compensation Committee, with assistance from its independent consultant, will continue its ongoing administration and evaluation of our executive compensation approach consistent with our philosophy which aligns with our business plan.

Compensation Committee Report

The Compensation Committee consists entirely of independent directors. The Compensation Committee is composed of Eric A. Johnson (Chairman), John F. Biagas, W. Rand Cook, F. L. Garrett, III, Boris M. Gutin and Ira C. Harris, Ph.D., CPA. The same individuals served on the Compensation Committee during 2015. The Committee administers the Company’s and the Bank’s executive compensation program, recommends to the Company’s Board of Directors the compensation of the Chief Executive Officer and establishes the compensation of the other executive officers.

The Committee reviewed and discussed the Compensation Discussion and Analysis (“CDA”) with management and based on such review and discussion, the Committee recommended to the Board of Directors that the CDA be included in this Proxy Statement.

The Compensation Committee

Eric A. Johnson, Chairman
John F. Biagas
W. Rand Cook
F. L. Garrett, III
Boris M. Gutin
Ira C. Harris, Ph.D., CPA

Compensation Policies and Practices as They Relate to Risk Management

The Company, under the guidance of the Compensation Committee, has reviewed the compensation policies and practices of the Company as they relate to risk management. This review included both executive officer and non-executive officer compensation policies and practices and factors in place to mitigate risk. In conducting the review, management focused on the risks associated with the Company’s compensation policies and practices and evaluated those risks in light of the Company’s operations and the internal compensation approval and compliance systems. The Company has determined that its policies and practices, including mitigating factors, are not reasonably likely to have a material adverse effect on the Company.

Although the Company is no longer a participant in the Capital Purchase Program, the Compensation Committee decided to retain the position of Chief Risk Officer and to meet with the Company’s Chief Risk Officer to discuss, evaluate and review the Company’s compensation plans and the risks these plans pose to the Company. In connection with this risk review, the Compensation Committee will identify and limit or mitigate features in the Company’s compensation plans that could encourage the taking of unnecessary and excessive risks that pose risks to the Company (including behavior focused on short-term results rather than long-term value creation). In addition, the Committee will discuss, evaluate and review employee compensation plans and eliminate or mitigate features that could encourage the manipulation of reported earnings to enhance an employee’s compensation. These reviews are completed at least once a year.

For the review conducted during March 2016, the Committee evaluated the compensation plans discussed in the “Compensation Discussion and Analysis” presented above, as well as several additional employee compensation arrangements that provide for variable cash compensation, bonus, commission or incentive payments to other employees. As a result of the risk and manipulation review, the Compensation Committee concluded that these plans do not encourage unnecessary and excessive risks that threaten the value of the Company or the manipulation of reported earnings to enhance the compensation of any employee and determined that the potential risks arising from these plans are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or any of our subsidiaries. In addition, there are no Compensation Committee interlocks with other entities with respect to any such member. The CEO attends Compensation Committee meetings that discuss matters not directly related to the CEO, but is not a member of the Compensation Committee.

Compensation

The following table shows, for the fiscal years ended December 31, 2015, 2014 and 2013, the total compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the “named executive officers” in all capacities in which they served.

Material terms of plans that govern awards included in the Summary Compensation Table, the relationship of salary and bonus to total compensation and material terms of certain employment agreements including post-termination payments are discussed in the “Compensation Discussion and Analysis” above.

Summary Compensation Table for 2015

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)(7)	All Other Compensation ($)(8)	Total ($)
Joe A. Shearin President and Chief Executive Officer and Director of the Company and the Bank	2015	$343,951	$—	$70,650	$110,000	$205,039	$19,526	$749,166
	2014	328,511	25,000	57,188	85,000	83,123	15,483	594,305
	2013	318,135	—	80,400	—	146,756	14,382	559,673
J. Adam Sothen Executive Vice President and Chief Financial Officer of the Company and the Bank	2015	$155,293	$—	$23,550	$24,205	$—	$6,540	$209,588
	2014	143,074	—	22,875	21,957	—	4,529	192,435
	2013	136,261	12,000	33,500	—	—	4,547	186,308
Mark C. Hanna(9) Executive Vice President and Regional Executive of the Bank	2015	$225,000	$50,000	$—	$—	$13,492	$10,207	$298,699
Joseph H. James, Jr.(10) Former Senior Executive Vice President and Chief Operating Officer of the Company and the Bank	2015	$160,016	$—	$23,550	$—	$36,447	$10,120	$230,133
	2014	188,510	—	22,875	27,135	—	10,019	248,539
	2013	183,019	12,000	33,500	—	32,004	9,437	269,960
Douglas R. Taylor(11) Executive Vice President and Chief Risk Officer of the Bank	2015	$149,334	$—	$23,550	$22,215	$—	$9,688	$204,787
James S. Thomas Executive Vice President and Chief Credit Officer of the Company and the Bank	2015	$169,406	$—	$23,550	$25,212	$16,632	$10,012	$244,812
	2014	163,113	—	22,875	23,480	—	8,514	217,982
	2013	158,363	12,000	33,500	—	15,457	7,698	227,018

(1)	The salary amounts reported for 2013 in the Summary Compensation Table included in the 2014 proxy statement incorrectly reported Medicare wages instead of gross wages, and we have corrected those amounts in the table above.
(2)	For 2015, for Mr. Hanna, the amount in this column reflects the first installment of the $150,000 cash retention bonus, payable in three equal annual installments of $50,000 on each of November 15, 2015, 2016, and 2017, provided that Mr. Hanna remains an employee of the Company on the applicable payment date for each installment. For 2014, for Mr. Shearin, the amount in this column reflects the discretionary bonus awarded to Mr. Shearin during 2014. For 2013, the amounts in this column reflect the “Success Bonus” awarded to each of the named executive officers, other than Mr. Shearin who was not eligible to receive such a bonus under still applicable TARP Regulations at that time.
(3)	The amounts in this column reflect the aggregate grant date fair value of the restricted stock awards, computed in accordance with ASC Topic 718, in the case of time-based restricted stock awards, based on the closing price of a share of our common stock as reported on the NASDAQ Global Market on the grant date and, in the case of performance-based restricted stock awards, based on a probable outcome of 50% vesting. The grant date fair values for the 2015 performance-based restricted stock awards, based on achievement of the maximum vesting, would be as follows: Mr. Shearin — $47,100, and Messrs. Sothen, James, Taylor and Thomas — $15,700. On March 19, 2015 the Company granted restricted stock to these executive officers, except Mr. Hanna. 50% of these shares are subject to time vesting in five equal annual installments beginning on March 31, 2016. The remaining 50% of these shares are subject to performance vesting and will vest on March 31, 2018 to the extent financial performance requirements for fiscal year 2017 are met. The grant date fair values for the 2014 performance-based restricted stock awards, based on achievement of the maximum vesting, would be as follows: Mr. Shearin — $38,125, and Messrs. Sothen, James, Taylor and Thomas — $15,250. On October 15, 2014 the Company granted restricted stock to these executive officers. 50% of these shares are subject to time vesting in five equal annual installments which began on March 31, 2015. The remaining 50% of these shares are subject to performance vesting and will vest on March 31, 2017 to the extent financial performance requirements for fiscal year 2016 are met. On November 20, 2014, the Company granted 3,242 shares of restricted stock to Mr. Hanna. These shares are subject to time vesting in two equal annual installments which began on November 15, 2015. On November 18, 2013, the Company granted restricted stock to these executive officers as TARP compliant restricted stock awards, except Mr. Hanna. All of these shares are subject to time vesting over a five year period, and generally vest 40% on the second anniversary of the grant date and 20% on each of the third, fourth and fifth anniversaries of the grant date.
(4)	No stock options were granted to the named executive officers in 2015, 2014 or 2013.
(5)	Annual cash bonuses earned under the Annual Bonus Plan are reported in this table as Non-Equity Incentive Plan Compensation. In connection with his retirement as Senior Executive Vice President and Chief Operating Officer in July 2015, Mr. James did not receive an annual cash bonus for 2015. As noted above, Mr. Hanna is not eligible to participate in the Annual Bonus Plan until 2018.
(6)	Includes the change in actuarial present value of the executive’s accumulated benefit in the qualified defined benefit pension plan, and for Mr. Shearin and Mr. Hanna only, also includes the change in their balances in the nonqualified supplemental executive retirement plan. All changes in values are based on reports from independent advisors, using the assumptions described in the “Pension Plan” and “Supplemental Executive Retirement Plan” sections of this Proxy Statement. The 2014 changes in pension value were negative, driven largely by an increase in the discount rate applied to calculate the present value of future pension payments. The 2014 changes in pension value for Messrs. James and Thomas were ($15,670) and ($5,708), respectively.
(7)	In 2015 for Mr. Shearin, there was a $45,072 increase in pension value and a $159,967 increase in his accumulated benefit under the supplemental executive retirement plan. In 2015 for Mr. Hanna, there was a $13,492 increase in his accumulated benefit under the supplemental executive retirement plan. In 2014 for Mr. Shearin, there was a ($21,405) change in pension value and a $104,528 increase in his accumulated benefit under the supplemental executive retirement plan. In 2013 for Mr. Shearin, there was a $41,550 increase in pension value and a $105,206 increase in his accumulated benefit under the supplemental executive retirement plan.
(8)	For 2015, 2014 and 2013, “All Other Compensation” includes the Company’s 401(k) match and imputed income for bank owned life insurance, and for 2015 only, dividends paid on unvested shares of time vesting restricted stock held by the named executive officers on each dividend payment date during 2015. The value of perquisites for each executive does not exceed $10,000 in any year, and therefore are not reported in this table.
(9)	Mr. Hanna joined the Company on November 16, 2014 as Executive Vice President and Regional Executive of the Bank.
(10)	Mr. James retired as Senior Executive Vice President and Chief Operating Officer effective July 15, 2015, but continues to serve as a part-time non-executive employee of the Bank to assist with select projects related to EVB’s operations and facilities.
(11)	Mr. Taylor was not a named executive officer in 2014 or 2013.

Stock Incentive Plans

The Company’s 2003 Stock Incentive Plan provided, and the 2007 Equity Compensation Plan provides for the granting of both incentive and non-qualified stock options and restricted stock awards to executive officers, key employees and directors of the Company and its subsidiaries. The terms of these plans were disclosed in the Company’s 2003 Proxy Statement for the 2003 Stock Incentive Plan as filed with the SEC on March 24, 2003 and the 2007 Proxy Statement for the 2007 Equity Compensation Plan as filed with the SEC on March 21, 2007.

As discussed in Proposal Three of this Proxy Statement, the Board has adopted, subject to shareholder approval, the 2016 Equity Compensation Plan.

Grants of Plan-Based Awards

The following table presents information regarding possible payouts to each of the named executive officers under the Company’s Annual Bonus Plan for 2015 and grants of equity awards to the named executive officers during 2015. The Company did not make any option grants during 2015, but did grant 35,000 shares of restricted stock under the 2007 Equity Compensation Plan to our named executive officers during 2015. If approved by the shareholders, the Company will have the ability to issue equity compensation awards in the future under the 2016 Equity Compensation Plan.

Grants of Plan-Based Awards — 2015

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joe A. Shearin	—	—	$121,317	$121,317	—	—	—	—	—
	3/19/15	—	—	—	3,750	7,500	—	—	$23,550
	3/19/15	—	—	—	—	—	—	7,500	$47,100
J. Adam Sothen	—	—	$23,614	$39,357	—	—	—	—	—
	3/19/15	—	—	—	1,250	2,500	—	—	$7,850
	3/19/15	—	—	—	—	—	—	2,500	$15,700
Mark C. Hanna	—	—	—	—	—	—	—	—	—
Joseph H. James, Jr.	—	—	$29,551	$49,252	—	—	—	—	—
	3/19/15	—	—	—	1,250	2,500	—	—	$7,850
	3/19/15	—	—	—	—	—	—	2,500	$15,700
Douglas R. Taylor	—	—	$22,611	$37,684	—	—	—	—	—
	3/19/15	—	—	—	1,250	2,500	—	—	$7,850
	3/19/15	—	—	—	—	—	—	2,500	$15,700
James S. Thomas	—	—	$25,570	$40,977	—	—	—	—	—
	3/19/15	—	—	—	1,250	2,500	—	—	$7,850
	3/19/15	—	—	—	—	—	—	2,500	$15,700

(1)	Each of the named executive officers above other than Mr. Hanna was eligible to receive a cash bonus award for 2015 under the Annual Bonus Plan discussed on page 22. The amounts shown in these columns reflect the maximum payment under the Annual Bonus Plan, which was 25% of the individual’s base salary as of March 1, 2015, except for Mr. Shearin for whom the maximum was 35% of his base salary as of March 1, 2015, and the target payment, which was 15% of the individual’s base salary as of March 1, 2015, except for Mr. Shearin whose target payment was 35% of base salary as of March 1, 2015. There are no threshold payments under the Annual Bonus Plan.
(2)	On March 19, 2015 the Company granted 35,000 shares of restricted stock to the named executive officers, except Mr. Hanna. 50% of these shares are subject to time vesting in five equal annual installments beginning on March 31, 2016 and are reflected in the “All Other Stock Awards” column. The remaining 50% of these shares are subject to performance vesting and are reflected in the “Estimated Possible Payouts Under Equity Incentive Plan Awards” columns. These shares will vest on March 31, 2018 at either a 50% level or 100% level if financial performance requirements for fiscal year 2017 are met.
(3)	The amounts in this column reflect the grant date fair value of the restricted stock granted under the 2007 Equity Compensation Plan, computed in accordance with ASC Topic 718.

Outstanding Equity Awards at December 31, 2015

The following table indicates outstanding equity awards held by the named executive officers as of December 31, 2015.

		Outstanding Equity Awards at December 31, 2015
		Option Awards			Stock Awards
							Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Joe A. Shearin	10/1/2006	4,725	21.16	10/1/2016
	6/29/2012				4,800	$34,464
	11/18/2013				7,200	$51,696
	10/15/2014				5,000	$35,900	3,125	$22,438
	3/19/2015				7,500	$53,850	3,750	$26,925
J. Adam Sothen	6/29/2012				1,600	$11,488
	11/18/2013				3,000	$21,540
	10/15/2014				2,000	$14,360	1,250	$8,975
	3/19/2015				2,500	$17,950	1,250	$8,975
Mark C. Hanna	11/20/2014				1,621	$11,639
Joseph H. James, Jr.	10/1/2006	3,500	21.16	10/1/2016
	6/29/2012				2,400	$17,232
	11/18/2013				3,000	$21,540
	10/15/2014				2,000	$14,360	1,250	$8,975
	3/19/2015				2,500	$17,950	1,250	$8,975
Douglas R. Taylor	6/29/2012				1,600	$11,488
	11/18/2013				3,000	$21,540
	10/15/2014				2,000	$14,360	1,250	$8,975
	3/19/2015				2,500	$17,950	1,250	$8,975
James S. Thomas	10/1/2006	3,500	21.16	10/1/2016
	6/29/2012				1,600	$11,488
	11/18/2013				3,000	$21,540
	10/15/2014				2,000	$14,360	1,250	$8,975
	3/19/2015				2,500	$17,950	1,250	$8,975

(1)	All option grants vested four years after the date of grant.
(2)	There are 12,000 shares remaining from the 2012 restricted stock award. These shares will vest according to the following schedule: 50.0% or 6,000 shares will vest on June 29, 2016 and 50.0% or 6,000 shares will vest on June 29, 2017. There are 19,200 shares remaining from the 2013 restricted stock award. These shares will vest according to the following schedule: 33.3% or 6,400 shares will vest on November 18, 2016, 33.3% or 6,400 shares will vest on November 18, 2017 and 33.4% or 6,400 shares will vest on November 18, 2018. There are 1,621 shares remaining from the November 20, 2014 restricted stock award. These shares will vest on November 16, 2016.
(3)	There are 29,250 shares remaining from the October 15, 2014 restricted stock award. 50% of these shares are subject to time vesting in five equal annual installments beginning on March 31, 2015. The remaining 50% of these shares are subject to performance vesting and will vest on March 31, 2017 at either a 50% level (threshold) or 100% level (target) if financial performance requirements for fiscal year 2016 are met. There are 35,000 shares remaining from the 2015 restricted stock award. 50% of these shares are subject to time vesting in five equal annual installments beginning on March 31, 2016. The remaining 50% of these shares are subject to performance vesting and will vest on March 31, 2018 at either a 50%

level (threshold) or 100% level (target) if financial performance requirements for fiscal year 2017 are met. The shares subject to performance vesting are reported in this table at the threshold level of achievement in accordance with SEC rules.
(4)	The market value of restricted stock is based on the $7.18 closing price of a share of our common stock as reported on the NASDAQ Global Market on December 31, 2015.

Option Exercises and Stock Vested

The following table presents information regarding restricted stock that vested during 2015 for each of our named executive officers. None of the named executive officers exercised stock options during 2015.

Option Exercises and Stock Vested for 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Joe A. Shearin	—	$—	8,450	$54,721
J. Adam Sothen	—	$—	3,300	$21,430
Mark C. Hanna	—	$—	1,621	$10,812
Joseph H. James, Jr.	—	$—	3,700	$23,910
Douglas R. Taylor	—	$—	3,300	$21,430
James S. Thomas	—	$—	3,300	$21,430

(1)	Represents the gross number of restricted shares that vested during 2015, without taking into account any shares that may have been surrendered or withheld to satisfy applicable tax obligations.
(2)	Value realized is the gross number of shares that vested multiplied by the market price of a share of our common stock as reported on the NASDAQ Global Market on the date of vesting.

Pension Plan

The Company had a pension plan provided through the Virginia Bankers Association Insurance Trust. Until December 31, 2011, the plan was a defined benefit pension plan, and benefits were based on an employee’s final five year average salary at the time of retirement, normally at age 65. All active, full-time employees of the Company and its subsidiaries were eligible to participate in the plan through December 31, 2007 at age 21 with one year of service. Employees did not contribute to the plan, and a participant became 100% vested upon completion of five years of service. Employees of predecessor Hanover Bank as well as EVB Investments, Inc. became eligible to participate in the plan as of October 1, 2003. Directors who were full-time employees were eligible for participation. The Company amended the pension plan on January 28, 2008. Under the terms of the amended plan, balances under the plan were frozen on December 31, 2007 for all plan participants except that participants who were then age 55 or greater or had at least 10 years of service with the Company on October 1, 2007 would remain in the existing plan and receive future contributions. Balances for Messrs. Shearin, James and Thomas were frozen as of December 31, 2007. The plan was further amended February 28, 2011 to freeze the plan with no additional contributions for grandfathered participants. Benefits for all participants have remained frozen in the plan since such action was taken. Effective January 1, 2012, the plan was converted to a cash balance plan. Under a cash balance plan, participant benefits are stated as an account balance. An opening account balance was established for each plan participant based on the lump sum value of his or her accrued benefit as of December 31, 2011 in the original defined benefit pension plan. Each participant’s account will be credited with an “interest” credit each year. The interest rate for each year is determined as the average annual interest rate on the 2 year U.S. Treasury securities for the month of December preceding the plan year. The present value of the accumulated benefit as listed below was calculated by our pension actuaries Sageview Consulting Group, LLC based on the assumptions listed below:

1.	Annuity Conversion of 1.25% for First Segment (5 yrs.), 4.57% for Second Segment (15 yrs.) and 5.60% for Third Segment (after 20 yrs).
2.	IRS Applicable Mortality as described in IRS Notice 2008-85.

The actuarial benefits for the named executive officers as of December 31, 2015 are presented in the table below:

Pension Benefits — Fiscal Year 2015

Name	Plan Name	Number of Years Credited Service (#)(1)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joe A. Shearin	*	6	$296,308	—
J. Adam Sothen	*	—	—	—
Mark C. Hanna	*	—	—	—
Joseph H. James, Jr.	*	7	239,155	—
Douglas R. Taylor	*	—	—	—
James S. Thomas	*	4	118,520	—

*	VBA Master Defined Benefit Plan for Eastern Virginia Bankshares, Inc.
(1)	Named executive officers had their service years frozen at 2007 year end. As a result, the years of credited service under the plan do not match the named executive officers’ actual years of service, which are as follows: Mr. Shearin, 14 years, Mr. James, 15 years, and Mr. Thomas, 12 years.
(2)	Mr. Sothen, Mr. Hanna and Mr. Taylor are not eligible to participate in the plan.

Supplemental Executive Retirement Plan

The benefits under the supplemental executive retirement plan are discussed under the heading “Elements of Compensation” in the “Executive Compensation” section above.

The table below shows the accumulated benefit as of December 31, 2015 for the named executive officer under the supplemental executive retirement plan in effect at such time.

Pension Benefits — Fiscal Year 2015

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Joe A. Shearin	*	7	$686,158	—
Mark C. Hanna	*	1	13,492	—

*	Eastern Virginia Bankshares, Inc. Supplemental Executive Retirement Plan.
(1)	This plan was adopted for Mr. Shearin effective January 1, 2008, and was amended to add Mr. Hanna in 2014. The years of credited service under the plan do not match Mr. Shearin’s actual years of service, which is 14 years.

Potential Payments Upon Termination or Change of Control

Our employment agreements and equity award agreements and certain other plans and programs in which our named executive officers participate provide for benefits or payments upon certain employment termination or change of control events. The benefits and payments payable upon certain termination or change of control events are discussed under the heading “Elements of Compensation” in the “Executive Compensation” section above, except to the extent a benefit or payment is available generally to all salaried employees and in a manner that does not discriminate in favor of our executive officers. We also provide non-discriminatory life insurance benefits and provide disability coverage that all salaried employees can purchase at a group rate. In addition we maintain bank owned life insurance policies with respect to the twenty-one most highly compensated employees, including each named executive officer.

The Board of Directors and Compensation Committee, as applicable, have concluded that these payments are appropriate based on an evaluation of what is appropriate in the community banking industry with particular focus on competitor banking companies in Virginia. Potential payments upon termination before or after a change of control or upon death or disability do not influence decisions regarding any other element of compensation. There are material conditions and obligations applicable to payments upon termination as outlined under “Executive Compensation” and the payments may also be limited by applicable federal banking regulations.

The table below shows the estimated potential payments to each of our named executive officers upon certain employment termination or change of control events, assuming the scenario were effective as of December 31, 2015. Stock valuations are based on the closing price of our common stock ($7.18 per share) as reported on the NASDAQ Stock Market on December 31, 2015. The table reports only amounts that are increased, accelerated or otherwise paid or payable as a result of the applicable termination or change of control event and, as a result, excludes amounts accrued through December 31, 2015, that would have been paid in the normal course of continued employment (such as accrued but unpaid salary and bonus amounts), equity awards that had vested prior to the termination or change of control, and pension plan and supplemental retirement plan benefits included in the Pension Benefits — Fiscal Year 2015 tables above that had vested based on the executive’s age prior to the termination or change of control. The table also excludes any amounts that are available generally to all salaried employees and in a manner that does not discriminate in favor of our executive officers.

The amounts shown in the table below are only estimates; we cannot determine actual amounts to be paid until an employment termination or change of control occurs.

Potential Payments Upon Termination or Change of Control Table

Name(1)	Payments and Benefits		Death	Disability/ Termination Due to Disability		Non-Change of Control Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason following a Change of Control		Change of Control with no Related Termination
Joe A. Shearin	Severance	(2)	$—	$—		$1,069,530		$1,069,530	(3)	$—
	Supplemental Retirement Benefit		—	205,530	(5)	—		1,297,350	(5)	1,297,350	(5)
	Restricted Stock – Accelerated Vesting		188,475	188,475		—		274,635		274,635
	Bank-Owned Life Insurance	(4)	1,386,475	—		—		—		—
			$1,574,950	$394,005		$1,069,530		$2,641,515		$1,571,985
J. Adam Sothen	Executive Severance Plan		$—	$—		$81,705	(6)	$163,411	(7)	$—
	Restricted Stock – Accelerated Vesting		68,210	68,210		—		101,238		101,238
	Bank-Owned Life Insurance	(4)	629,716	—		—		—		—
			$697,926	$68,210		$81,705		$264,649		$101,238
Mark C. Hanna	Severance	(8)	$—	$—		$225,000		$450,000	(9)	$—
	Supplemental Retirement Benefit		—	57,108	(5)	—		599,807	(5)	599,807	(5)
	Restricted Stock – Accelerated Vesting		11,639	11,639		—		11,639		11,639
	Bank-Owned Life Insurance	(4)	900,000	—		—		—		—
			$911,639	$68,747		$225,000		$1,061,446		$611,446
Douglas R. Taylor	Executive Severance Plan		$—	$—		$78,360	(6)	$156,719	(7)	$—
	Restricted Stock – Accelerated Vesting		68,210	68,210		—		101,238		101,238
	Bank-Owned Life Insurance	(4)	602,948	—		—		—		—
			$671,158	$68,210		$78,360		$257,957		$101,238
James S. Thomas	Severance	(10)	$—	$—		$170,466		$392,845	(3)	$—
	Restricted Stock – Accelerated Vesting		68,210	68,210		—		101,238		101,238
	Bank-Owned Life Insurance	(4)	681,864	—		—		—		—
			$750,074	$68,210		$170,466		$494,083		$101,238

(1)	Mr. James retired as Senior Executive Vice President and Chief Operating Officer effective July 15, 2015, but continues to serve as a part-time non-executive employee of the Bank to assist with select projects related to EVB’s operations and facilities. Mr. James received compensation through the date of his retirement in accordance with his employment agreement and subsequent to July 15, 2015 receives compensation as a non-executive employee without an employment agreement. Mr. James did not receive any severance payments or any increased or accelerated benefit as a result of his retirement.

(2)	Severance under Mr. Shearin’s employment agreement includes a monthly salary continuation payment equal to one-twelfth Mr. Shearin’s rate of annual base salary in effect upon termination, payable for 36 months (i.e., $1,039,856), out-placement services for up to two years, including job search services (i.e., a maximum of $10,000) and 36 months of continuing medical, dental and vision insurance coverage, with such premiums paid by the Company (i.e., $19,674). The Company has the right to cease payment of these amounts if Mr. Shearin breaches the confidentiality provisions or covenant not to compete, provided that the covenant not to compete ceases to apply in the event of a change of control.
(3)	Under the employment agreements with Mr. Shearin and Mr. Thomas, if employment is terminated within one year following a change of control, this amount is paid in monthly installments over the respective term of the employment agreement, with an additional lump sum (if any) payable at termination as needed to bring the total amount of severance payments to 299% of the executive’s annualized cash compensation for a period that precedes the change of control as determined under the Code. All amounts due under the employment agreements with Mr. Shearin and Mr. Thomas are subject to cutback under Section 280G of the Code (i.e., they will be reduced to one dollar less than the maximum amount that may be paid under Section 280G of the Code without making the payment nondeductible). The amounts shown in this column do not reflect any potential reduction that may be made in this regard.
(4)	Death benefits represent life insurance payments that would be made to the named executive officer’s beneficiaries pursuant to bank owned life insurance policies, which provide for a death benefit of four times the deceased named executive officer’s base salary.
(5)	The amount shown in this column is the incremental amount of the benefit under the supplemental retirement plan for which vesting or payment would have been accelerated in connection with such a termination as of December 31, 2015.
(6)	If employment is terminated involuntarily by the Company or the Bank without cause, the executive is entitled to six months of continuing salary payments and six months of payments equal to the regular employer-paid portion of the monthly premium for the executive’s medical insurance under COBRA, payable in accordance with established payroll practices, provided the executive signs a general release.
(7)	If, within one year following a change of control, either employment is terminated involuntarily by the Company or the Bank without cause or the executive terminates employment for good reason (i.e., a “constructive discharge” under the Executive Severance Plan), the executive is entitled to twelve months of continuing salary payments and twelve months of payments equal to the regular employer-paid portion of the monthly premium for the executive’s medical insurance under COBRA, payable in accordance with established payroll practices, provided the executive signs a general release.
(8)	Severance under Mr. Hanna’s employment agreement is payable monthly over the remaining term of the employment agreement. The Company has the right to cease payment of these amounts if Mr. Hanna breaches the confidentiality provisions or covenant not to compete, provided that the covenant not to compete ceases to apply in the event of a change of control.
(9)	If employment is terminated within one year following a change of control, this amount will be paid in a lump sum upon termination. All amounts due under the employment agreement with Mr. Hanna are subject to cutback under Section 280G of the Code (i.e., they will be reduced to one dollar less than the maximum amount that may be paid under Section 280G of the Code without making the payment nondeductible). The amounts shown in this column do not reflect any potential reduction that may be made in this regard.
(10)	Severance under Mr. Thomas’s employment agreement is payable monthly over the remaining term of the employment agreement. The Company has the right to cease payment of these amounts if Mr. Thomas breaches the confidentiality provisions or covenant not to compete, provided that the covenant not to compete ceases to apply in the event of a change of control.

PROPOSAL TWO
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As part of implementing the “say-on-pay” requirements of Section 14A of the Exchange Act, the SEC requires an advisory, non-binding shareholder vote to approve the compensation of the named executive officers as disclosed pursuant to SEC rules in this Proxy Statement. Such a proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not to endorse the Company’s executive pay program. The shareholder vote (i) is not binding on the Compensation Committee or the Board of Directors of the Company, (ii) may not be construed as overriding any decision by the Compensation Committee or the Board of Directors, and (iii) does not create or imply any additional fiduciary duty by such Committee or Board. As noted earlier, however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Accordingly, our shareholders are hereby given the opportunity to cast an advisory vote to approve the Company’s named executive officer compensation as described above in this Proxy Statement under the heading “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation and the related narrative.

The Company has in place comprehensive executive compensation plans. This Proxy Statement full and fairly discloses all material information regarding the compensation of the Company’s named executive officers, so that shareholders can evaluate the Company’s approach to compensating its executives. The Company believes that its executive compensation is competitive, is focused on pay for performance principles, is strongly aligned with the long-term interests of our shareholders and is necessary to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and the enhancement of shareholder value. The Board of Directors believes the Company’s executive compensation achieves these objectives, and, therefore, unanimously recommends that shareholders vote “for” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Certain Relationships and Related Transactions

Some of the directors and officers of the Company are at present, as in the past, customers of the Bank, and the Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates. These transactions have been, and in the future will be made, on substantially the same terms, including interest rates on deposits and interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with parties not related to the Company or the Bank. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. Loans to related parties are approved by the Bank’s board of directors with the related party (or any director with a material interest in the related party) not present. The aggregate balance of loans to directors and executive officers of the Company and Bank totaled $10.7 million at December 31, 2015, or 8.4% of the Company’s equity capital at that date.

For additional information about other transactions between the Company or the Bank and directors or entities in which a director has an interest, please see “Independence of the Directors” beginning on page 13 of this Proxy Statement.

There were no other transactions since the beginning of 2015 between the Company’s directors or officers and the Company or the Bank, nor are there any proposed transactions in which the amount involved exceeds $120,000, except as described below.

Mr. James’s wife, Jennifer James, has served as a Senior Vice President of the Bank (a non-executive position) since 2013. Since the beginning of 2015, Mrs. James has earned from the Bank total compensation (comprised of her salary, bonus compensation and benefits) of approximately $125,000. The Company does not expect Mrs. James’s compensation arrangements for 2016 to materially differ from her 2015 compensation arrangements.

Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof is a party that are adverse to the Company or any of its subsidiaries or involve a material interest adverse to the Company or any of its subsidiaries.

The Board of Directors and the Company are committed to maintaining the highest legal and ethical conduct while fulfilling their responsibilities, and recognize that certain related party transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, as a general matter, it is the Company’s preference to avoid related party transactions. Nevertheless, the Company recognizes that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Parties on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

“Related Parties” include directors, director nominees, executive officers, shareholders known to own 5% or more of the Company’s voting stock, immediate family members of these persons, or any entity owned or controlled by these persons.

To the extent required under SEC rules, any transactions with a related party exceeding $120,000 that are determined to be directly or indirectly material to the related party are disclosed in the Company’s proxy statements. Pursuant to the Company’s Corporate Governance Guidelines, the Audit and Risk Oversight Committee reviews any related party transaction, except for extensions of credit, which are reviewed and approved by the Bank Board pursuant to the Bank’s written procedures for loans to insiders under Regulation O. Any member of the Audit and Risk Oversight Committee or Bank Board who is a Related Party with respect to a transaction under review by the Committee does not participate in the deliberations or vote on such transaction.

While the Company has not yet adopted a written policy with respect to the review, approval and ratification of transactions with related parties, the Company is in the process of considering the adoption of a formal Related Party Transactions Policy that would reduce to written form, and clarify, its historical policy. Accordingly, the Company’s future disclosures will reflect the scope of the written policy, if adopted, as well as the means by which the Company would enforce that policy.

PROPOSAL THREE
APPROVAL OF THE EASTERN VIRGINIA BANKSHARES, INC.
2016 EQUITY COMPENSATION PLAN

The Company is asking shareholders to approve the Eastern Virginia Bankshares, Inc. 2016 Equity Compensation Plan (also referred to in this Proxy Statement as the “2016 Equity Compensation Plan”), which was adopted by the Board of Directors on March 24, 2016, subject to shareholder approval, based on the recommendation of the Compensation Committee (for purposes of this discussion, the “Committee”). Approval of the 2016 Equity Compensation Plan by shareholders will constitute approval of the material terms of the performance goals for performance-based compensation under the 2016 Equity Compensation Plan for purposes of Section 162(m) of the Code. If approved by shareholders, the 2016 Equity Compensation Plan will become effective as of May 19, 2016 and will replace the 2007 Equity Compensation Plan, which will expire on February 15, 2017. If shareholders do not approve the 2016 Equity Compensation Plan at the Annual Meeting, any future equity awards would be granted under the 2007 Equity Compensation Plan until its expiration date.

As of the date of this Proxy Statement, 162,057 shares of common stock remain available for grants under the 2007 Equity Compensation Plan. If the 2016 Equity Compensation Plan is approved by shareholders, no new awards will be granted under the 2007 Equity Compensation Plan after the Annual Meeting. Awards previously granted under the 2007 Equity Compensation Plan will remain outstanding in accordance with their terms, but none of the remaining shares of common stock authorized under the 2007 Equity Compensation Plan will be transferred to or used under the 2016 Equity Compensation Plan. Awards under the 2007 Equity Compensation Plan that are forfeited or expire without being exercised, paid or delivered will not be available for awards under the 2016 Equity Compensation Plan.

The more significant features of the 2016 Equity Compensation Plan are described below. The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the 2016 Equity Compensation Plan. To aid your understanding, the full text of the 2016 Equity Compensation Plan, as proposed for approval by shareholders, is provided in Appendix A to this Proxy Statement.

2016 Equity Compensation Plan Highlights

The 2016 Equity Compensation Plan provides for the grant to key employees, non-employee directors, consultants and advisors of awards that may include one or more of the following: stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), stock awards, performance units and performance cash awards (collectively, the “awards”).

The Board of Directors believes a competitive equity incentive program is essential to offer compensation that is consistent with promoting shareholder value, with an emphasis on prudent risk and asset quality management. As a replacement for the 2007 Equity Compensation Plan that will expire on February 15, 2017, the Board of Directors believes the 2016 Equity Compensation Plan will be an important factor in continuing to link the financial interests of the Company’s executive officers to the interests of shareholders, to support the Company’s long-term goals, to tie compensation to the Company’s performance, and to attract, retain and motivate talented leadership.

Some of the key features of the 2016 Equity Compensation Plan that enable the Company to maintain sound governance practices in granting awards include:

•	Flexibility to Qualify for Section 162(m) Performance-Based Compensation Tax Treatment: The 2016 Equity Compensation Plan includes provisions necessary for the Company to grant awards intended to qualify for the performance-based compensation exemption from the limitation on corporate tax deductions in Section 162(m) of the Code.
•	No Discounted Stock Options or SARs: The 2016 Equity Compensation Plan prohibits the grant of stock options or SARs with an exercise price less than the fair market value of the Company’s common stock on the grant date.
•	No Repricing of Stock Options or SARs: The 2016 Equity Compensation Plan generally prohibits the repricing of stock options or SARs without shareholder approval.
•	No Liberal Share Recycling: Under the 2016 Equity Compensation Plan, shares of the Company’s common stock used to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with an award will not be added back (recycled) to the aggregate plan limit. In addition, the gross number of shares associated with a stock option or SAR exercise, and not just the net shares issued upon exercise, will count against the aggregate plan limit.
•	Minimum Periods for Time-Based and/or Performance-Based Vesting of Awards: Subject to accelerated vesting under certain circumstances, the 2016 Equity Compensation Plan requires a minimum vesting period of one year for awards subject to time-based conditions and a minimum performance period of one year for awards subject to achievement or satisfaction of performance goals. These minimums are applicable to awards other than those granted as part of a retainer for the service of non-employee directors.
•	Protective Provisions: The 2016 Equity Compensation Plan provides for the forfeiture of outstanding awards upon a participant’s termination for cause and adds provisions subjecting all awards under the 2016 Equity Compensation Plan to the terms of any recoupment or clawback policy required by law or applicable stock exchange requirement or further required by any policy in effect at the Company from time to time.
•	Independent Committee Administration: Awards to named executive officers under the 2016 Equity Compensation Plan are granted by the Committee, which is composed entirely of independent directors.
•	Term of the 2016 Equity Compensation Plan: No awards may be granted under the 2016 Equity Compensation Plan more than ten years from the date of shareholder approval.

As of April 14, 2016, the Company had 13,093,135 shares of common stock issued and outstanding. If the 2016 Equity Compensation Plan is approved by shareholders, no new awards will be granted under the 2007 Equity Compensation Plan after the Annual Meeting. As of April 14, 2016, there were 162,057 shares of common stock remaining available under the 2007 Equity Compensation Plan that would no longer be available for future awards assuming shareholders approve the 2016 Equity Compensation Plan. As of that same date, there were 67,525 shares underlying outstanding stock options granted under the 2003 Plan, with a weighted average exercise price of $18.12 and a weighted average remaining term of 1.36 years. Also as of that same date, there were 177,521 shares of unvested restricted stock outstanding in connection with awards under the 2007 Equity Compensation Plan. Of the 177,521 shares of unvested restricted stock outstanding under the 2007 Equity Compensation Plan on April 14, 2016, 76,250 shares are subject to performance-based vesting conditions and all of the 76,250 shares are currently unearned because none of the respective performance periods for the awards has been completed as of April 14, 2016.

The Company’s Stock Ownership and Retention Policy requires that all shares of common stock that are paid, delivered or received upon exercise in connection with an award under the 2016 Equity Compensation Plan to a named executive officer or other senior executive of the Company (i.e., at or above the Executive Vice President-level) must be held by the executive until the designated ownership level has been satisfied.

Purpose of the 2016 Equity Compensation Plan

The purpose of the 2016 Equity Compensation Plan is to promote the success of the Company by providing greater incentive to key employees, non-employee directors, consultants and advisors to associate their personal interests with the long-term financial success of the Company, including its subsidiaries, and with growth in shareholder value, consistent with the Company’s risk management practices. The 2016 Equity Compensation Plan is designed to provide flexibility to the Company in its ability to attract, retain the services of and motivate key employees, non-employee directors, consultants and advisors upon whose judgment, interest and special effort the successful conduct of the Company’s operations largely depends.

Administration

The 2016 Equity Compensation Plan will be administered by the Committee, which will be the Compensation Committee (or an appropriate sub-committee thereof) unless the Board of Directors determines otherwise. The Committee has the power to select plan participants and to grant awards on terms the Committee considers appropriate. In addition, subject to the terms of the 2016 Equity Compensation Plan, the Committee has the authority, among other things, to construe and interpret the 2016 Equity Compensation Plan, to establish, amend or waive rules or regulations for the 2016 Equity Compensation Plan’s administration, to accelerate the exercisability of any award or the termination of any restrictions applicable to any award, and to make all other determinations for administration of the 2016 Equity Compensation Plan. The Committee may delegate authority under the 2016 Equity Compensation Plan to the Company’s Chief Executive Officer, except in the case of awards to the Company’s executive officers or any individual who is subject to Section 16 of the Exchange Act.

Eligibility

The 2016 Equity Compensation Plan provides that awards may be granted to key employees, non-employee directors, including any member of an “advisory” board, and consultants and advisors of the Company and certain of its subsidiaries. Key employees include officers or other employees of the Company and certain of its subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. Consultants and advisors include certain individuals providing bona fide consulting or advisory services to the Company or its subsidiaries. If shareholders approve this proposal, approximately 8 employees and 22 non-employee directors (which number includes 11 advisory board members) would be eligible to receive awards under the 2016 Equity Compensation Plan, as of April 14, 2016. The Committee would consider, on a case-by-case basis, whether individual consultants or advisors engaged in the future would be eligible for awards under the 2016 Equity Compensation Plan.

No Repricing

The 2016 Equity Compensation Plan prohibits stock option and SAR repricing, including by way of exchange for another award (except in connection with a corporate transaction such as a change of control or an event referred to in the “Changes in Capitalization and Similar Changes” section below) unless the repricing is submitted to and approved by shareholders.

Shares Subject to the 2016 Equity Compensation Plan

Subject to approval by shareholders, the aggregate number of shares reserved for issuance under the 2016 Equity Compensation Plan is 500,000. As of April 14, 2016, the closing price per share of the Company’s common stock as reported on the NASDAQ Stock Market was $6.78.

In general, if any award granted under the 2016 Equity Compensation Plan terminates, expires or lapses for any reason other than as a result of exercise or settlement, or if shares issued pursuant to an award are forfeited, the shares associated with such award will be available for future awards under the 2016 Equity Compensation Plan. In contrast, any shares withheld by the Company, delivered by the participant, or otherwise used to pay the exercise price of an option or SAR or to satisfy withholding taxes associated with an award will not be available for future awards under the 2016 Equity Compensation Plan. Further, in the event shares are withheld or delivered in connection with an option or SAR exercise, the number of shares available for future awards will be reduced by the gross number of shares to which the exercise relates, rather than the net number of new shares issued upon the exercise.

Annual Limits on Awards

Under the 2016 Equity Compensation Plan, the maximum number of shares with respect to which equity awards may be granted in any calendar year to any key employee, consultant or advisor will be 50,000 in the aggregate, and the maximum number of shares with respect to which equity awards may be granted in any calendar year to any non-employee director will be 5,000 in the aggregate. Under the 2016 Equity Compensation Plan, the maximum dollar amount of any cash awards granted in any calendar year to any participant will be $500,000 in the aggregate.

Section 162(m) and Performance Goals

The 2016 Equity Compensation Plan is intended to permit the Company to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), as well as awards that do not so qualify.

Under Section 162(m), compensation paid to certain officers of a public company in a given tax year is not deductible if it exceeds $1.0 million unless it is “performance-based compensation.” Stock options and SARs are deemed to be performance-based compensation if the exercise price is at least equal to the fair market value of the shares subject to the option on the grant date and if the maximum number of shares of the Company’s common stock available for awards is disclosed to and approved by shareholders. Other awards may be performance-based compensation if they are based on achievement of objective performance goals set by the Committee and the material terms of the compensation or benefit to be paid, including the performance goals that may be used and the maximum that may be paid to any employee, are disclosed to and approved by shareholders before payment. The Committee must certify that the applicable performance goals and any other material terms are in fact satisfied.

Currently, the annual compensation paid to our named executive officers does not exceed $1.0 million and, accordingly, Section 162(m) has not limited the Company’s ability to deduct executive compensation. The Board of Directors has determined it is appropriate, however, for the 2016 Equity Compensation Plan to be structured so that the Company will have the ability to grant awards that qualify as performance-based compensation under Section 162(m), providing potential tax advantages to the Company in the event annual compensation to our named executive officers approaches $1.0 million in the future.

In order to qualify as performance-based compensation under Section 162(m), among other requirements, Section 162(m) requires that shareholders approve the material terms of the performance goals under which such compensation may be paid under a plan every five years. If shareholders approve the 2016 Equity

Compensation Plan, shareholders will be simultaneously approving the material terms of the performance goals under the 2016 Equity Compensation Plan.

If shareholders approve the 2016 Equity Compensation Plan, the Committee may grant certain awards under the 2016 Equity Compensation Plan that constitute performance-based compensation under Section 162(m) in appropriate circumstances; however, the Committee is not required to grant awards under the 2016 Equity Compensation Plan that constitute performance-based compensation under Section 162(m) and may, in certain circumstances, determine that factors other than tax deductibility take precedence when determining the forms and levels of executive compensation. Accordingly, the Committee reserves the right, when appropriate, to approve elements of compensation that are not fully deductible by the Company. Further, there is no guarantee that compensation awarded or paid by the Company that is intended to qualify for deductibility under Section 162(m) will be fully deductible.

For any performance-based award granted under the 2016 Equity Compensation Plan, the Committee will determine the performance period during which a performance goal must be met, provided that the performance period shall not be less than one year, subject to applicable provisions of the 2016 Equity Compensation Plan regarding accelerated vesting events. Attainment of any performance goal is subject to certification by the Committee. Performance goals may include a threshold level of performance below which no payment or vesting will occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

If shareholders approve this proposal, then under the 2016 Equity Compensation Plan, at the Committee’s discretion, the performance goals for any performance period may be based on one or more of the following: (i) stock value or increases therein; (ii) total shareholder return; (iii) operating revenue; (iv) commodity revenue; (v) tangible book value or tangible book value growth, tangible book value per share or growth in tangible book value per share; (vi) earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization); (vii) diluted earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), including fully diluted earnings per share after extraordinary events; (viii) net earnings; (ix) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating earnings and/or operating earnings growth; (x) profits or profit growth (net profit, gross profit, operating profit, net operating profit, economic profit, profit margins or other corporate profit measures); (xi) cash flow, operating cash flow or free cash flow (either before or after dividends); (xii) cash from operations; (xiii) operating or other expenses or growth thereof; (xiv) operating efficiency; (xv) return on equity; (xvi) return on tangible equity or return on tangible common equity; (xvii) return on assets, net assets, capital or investment (including return on total capital or return on invested capital); (xviii) return on operating revenue; (xix) sales or revenues or growth thereof; (xx) deposits, loan and/or equity levels or growth thereof; (xxi) working capital targets; (xxii) assets under management or growth thereof; (xxiii) cost control measures; (xxiv) regulatory compliance; (xxv) gross, operating or other margins; (xxvi) efficiency ratio (as generally recognized and used for bank financial reporting and analysis); (xvii) operating ratio, (xxviii) income or net income; (xxix) operating income; (xxx) interest income; (xxxi) net interest income; (xxxii) net interest margin; (xxxiii) non-interest income; (xxxiv) non-interest expense; (xxxv) credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion); (xxxvi) percentage of non-accrual loans to total loans or net charge-off ratio; (xxxvii) provision expense; (xxxviii) productivity; (xxxix) customer satisfaction; (xl) satisfactory internal or external audits; (xli) improvement of financial ratings; (xlii) achievement of balance sheet or income statement objectives; (xliii) quality measures; (xliv) regulatory exam results; (xlv) achievement of risk management objectives; (xlvi) achievement of strategic performance objectives; (xlvii) achievement of merger or acquisition objectives; (xlviii) implementation, management or completion of critical projects or processes; (xlix) market capitalization; (l) total enterprise value (market capitalization plus debt); (li) economic value added; (lii) debt leverage (debt to capital); (lii) market share; or (liv) any component or components of the foregoing. In the Committee’s discretion, the performance goals may be particular to a participant and applied either individually, alternatively, or in any combination, subset or component, to the performance of the Company as a whole or to the performance of a subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the award. In addition, the performance goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.

In the Committee’s sole discretion, performance goals may be adjusted when established, or later, to include or exclude, without limitation, the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization, and restructuring programs, and/or changes in tax law, accounting principles, or other such laws or provisions affecting the Company’s reported results. The Committee retains the discretion to adjust the compensation or economic benefit due upon attainment of performance goals and to adjust the performance goals themselves. However, with respect to an award that is intended to qualify as performance-based compensation under Section 162(m), the Committee may modify or adjust a performance goal or the compensation or economic benefit due only to the extent permitted under Section 162(m).

In any case, in its discretion, the Committee may also use other performance goals for awards that are not intended to qualify as performance-based compensation under Section 162(m).

Types of Awards under the 2016 Equity Compensation Plan

Stock Options.  A stock option entitles the participant to purchase shares of the Company’s common stock at the exercise price. Stock options granted under the 2016 Equity Compensation Plan may be incentive stock options or non-qualified stock options, although non-employee directors, consultants and advisors are not eligible to receive incentive stock options. The Committee will fix the exercise price at the time the stock option is granted, but the exercise price cannot be less than 100% of the shares’ fair market value on the grant date (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the grant date). The value in incentive stock options, based on the shares’ fair market value on the grant date, that can be exercisable for the first time in any calendar year under the 2016 Equity Compensation Plan or any other similar plan maintained by the Company is limited to $100,000 per participant. The exercise price may be paid in cash, by delivery of shares of common stock having a fair market value at the time of exercise equal to the exercise price, by the Company withholding shares otherwise issuable upon the exercise having a fair market value at the time of exercise equal to the exercise price, through a “cashless exercise” involving a broker, or by a combination of the foregoing. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that stock options will not be exercisable after ten years from the grant date (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, five years from the grant date). Except for certain stock options granted to non-employee directors, if the exercisability of a stock option is subject solely to time-based conditions, the length of such period shall be at least one year, subject to applicable provisions of the 2016 Equity Compensation Plan regarding accelerated vesting events.

Restricted Stock Awards.  Restricted stock is stock that is subject to forfeiture and may not be transferred by a participant until the restrictions established by the Committee lapse. The restrictions may take the form of a period of restriction during which the participant must remain employed, engaged or serving on the applicable board or may require the achievement of one or more pre-established performance criteria. Except for certain restricted stock awards to non-employee directors, if the period of restriction of a restricted stock award lapses solely based on a period of time, the length of such period shall be at least one year, subject to applicable provisions of the 2016 Equity Compensation Plan regarding accelerated vesting events. Holders of restricted stock will have voting and, unless otherwise provided by the Committee, dividend rights. Subject to any exceptions authorized by the Committee, shares of restricted stock will be forfeited to the extent performance criteria established with respect to such awards are not achieved within the required time period.

Restricted Stock Unit Awards.  A restricted stock unit is an award that is valued by reference to a share of common stock. Payment of the value of restricted stock units will not be made until the restrictions established by the Committee lapse. The restrictions may take the form of a period of restriction during which the participant must remain employed, engaged or serving on the applicable board or may require the achievement of one or more pre-established performance criteria. Except for certain restricted stock unit awards to non-employee directors, if the period of restriction of a restricted stock unit award lapses solely based on a period of time, the length of such period shall be at least one year, subject to applicable provisions of the 2016 Equity Compensation Plan regarding accelerated vesting events.

Holders of restricted stock units have no right to vote the shares represented by the units. In addition, holders of restricted stock units are not eligible to receive dividend payments on the units (because dividend payments are only available for shares that have been issued and are outstanding). Unless otherwise provided by the Committee, holders of restricted stock units also have no right to receive dividend equivalents or similar distributions in connection with the units.

Subject to any exceptions authorized by the Committee, restricted stock units will be forfeited to the extent performance criteria established with respect to such awards are not achieved within the required time period.

Payment for vested restricted stock units may be made, as determined by the Committee, in cash or shares of common stock or a combination thereof at the time of vesting or, if provided for in the award agreement, on a delayed basis either electively or mandatorily. If paid on a delayed basis, the payment amount may be adjusted for deemed interest or earnings or on such other basis as the Committee may provide.

Stock Appreciation Right Awards.  A SAR is the right to the equivalent of the increase in the value of a specified number of shares over a specified period of time. The Committee will fix the exercise price at the time the SAR is granted, but the exercise price of a SAR will not be less than 100% of the fair market value of the common stock on the award date.

Each SAR award will entitle the holder, upon exercise, to receive the excess of the fair market value of the common stock subject to the award over the exercise price of the SAR. SARs may be exercised at such times and subject to such conditions as may be prescribed by the Committee. Except for certain SAR awards granted to non-employee directors, if the exercisability of a SAR is subject solely to time-based conditions, the length of such period shall be at least one year, subject to applicable provisions of the 2016 Equity Compensation Plan regarding accelerated vesting events. The maximum period in which a SAR may be exercised is ten years from its grant date. Payment of value shall be made at the time of exercise in cash or shares of common stock or a combination thereof as determined by the Committee.

Stock Awards.  Unless otherwise provided by the Committee, a stock award is fully vested and freely transferable as of the date the award is granted, subject to restrictions under applicable federal or state securities laws.

Performance Unit Awards.  A performance unit is a fixed dollar award or an award that is valued by reference to a share of common stock based on performance goals established and certified by the Committee. The Committee will determine the terms and conditions of each performance unit award, including the performance goals and performance period, provided that the performance period shall be at least one year, subject to applicable provisions of the 2016 Equity Compensation Plan regarding accelerated vesting events. Performance units may be paid in cash or shares of common stock or a combination thereof as determined by the Committee. Holders of performance units have no right to vote the shares represented by the units. While holders of performance units are not eligible to receive actual dividend payments (because dividend payments are only available for shares that have been issued and are outstanding), the Committee may provide for payment of dividend equivalents with respect to a performance unit award under such terms and subject to such limitations as the Committee deems appropriate.

Performance Cash Awards.  A performance cash award is a cash award based on performance goals established and certified by the Committee.

Transferability

In general, stock options, restricted stock, restricted stock units, SARs, and performance units granted under the 2016 Equity Compensation Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered by a participant, other than upon the death of the participant. A participant may designate a beneficiary to receive any award that may be paid or exercised after his or her death. The 2016 Equity Compensation Plan does permit the Committee to provide for non-qualified stock options that are transferable to certain family members (or certain related trusts, partnerships or entities), in accordance with applicable securities laws.

Termination of Employment or Service

Unless otherwise provided by the Committee, in the event a participant terminates employment or service due to retirement (as defined in the applicable policy of the Company in effect at that time), then, provided that no cause exists to terminate such participant’s employment or service, all options or SARs that are not already vested or exercisable will be vested and exercisable, any remaining period of restriction applicable to the unvested portion of each award of restricted stock or restricted stock units held by the participant that is solely based on a period of time will lapse, and the unvested portion of each award held by the participant that is subject to the achievement or satisfaction of any performance goals during any performance period will be automatically forfeited to the Company.

Unless otherwise provided by the Committee, in the event a participant’s employment or service is terminated due to death or disability, all options or SARs held by the participant that are not already vested or exercisable will be vested and exercisable, any remaining period of restriction applicable to the unvested portion of each award of restricted stock or restricted stock units held by the participant that is solely based on a period of time will automatically lapse, and the unvested portion of each award held by the participant that is subject to the achievement or satisfaction of any performance goals will be automatically forfeited to the Company.

Unless otherwise provided by the Committee, in the event a participant’s employment or service is terminated involuntarily (excluding a termination for cause but including a voluntary termination by the participant for “good reason,” as such term is defined in the 2016 Equity Compensation Plan) and such termination does not occur in connection with a “change of control” (as defined in the 2016 Equity Compensation Plan), the Committee may, in its sole discretion, waive the automatic forfeiture of some or all of the unvested portion of each award held by the participant and provide for such vesting as it deems appropriate.

Unless otherwise provided by the Committee, in the event a participant’s employment or service is terminated for cause, the unvested portion and the vested portion not yet paid or exercised of each award held by the participant will be automatically forfeited to the Company and no further exercise of an option or SAR will be allowed.

Unless otherwise provided by the Committee, in the event a participant terminates employment or service for any reason not described above, the unvested portion of each award held by the participant will be automatically forfeited to the Company.

Change of Control

In the event of a “change of control” (as defined in the 2016 Equity Compensation Plan), the Committee may, as to any outstanding award, either at the time an award is made or any time thereafter, take any one or more of the following actions in its discretion and without the consent of the participant: (i) provide for acceleration of the vesting, delivery, and exercisability of, and the lapse of time-based and/or performance-based vesting restrictions with respect to, any award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement, or cancellation of any award by the Company, for an amount of cash equal to the amount that could have been obtained upon the exercise of such award or realization of a participant’s rights had such award been currently exercisable or payable; (iii) provide for the replacement of any stock-settled award with a cash-settled award; (iv) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change of control and to retain the economic value of the award; or (v) cause any award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change of control.

Changes in Capitalization and Similar Changes

As is customary in equity compensation plans of this nature, in the event of any change in the outstanding shares of the Company’s common stock by reason of any stock dividend, stock split or combination, spin-off, recapitalization, merger, or similar transaction or change in the Company’s capital stock, the aggregate number and kind of shares reserved under 2016 Equity Compensation Plan, the exercise price of options and/or SARs, annual limits, and other relevant provisions will be proportionately, equitably and appropriately adjusted by the Committee in its discretion. For instance, a two-for-one stock split would generally double the number of shares reserved under the 2016 Equity Compensation Plan. Similarly, a two-for-one stock split would generally double the number of shares covered by each outstanding stock option and reduce the corresponding exercise price by one-half.

Termination of or Changes to the 2016 Equity Compensation Plan

The Board of Directors may terminate, amend, or modify the 2016 Equity Compensation Plan in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code, the rules and regulations under Section 16 of the Exchange Act, the rules and regulations of the exchange on which the Company’s common stock is then listed, by any regulatory body having jurisdiction with respect thereto, or pursuant to any other applicable laws, rules, or regulations. No termination, amendment, or modification of the 2016 Equity Compensation Plan, other than in connection with a change of control or capital adjustment pursuant to the 2016 Equity Compensation Plan or as required by applicable law, may adversely affect any awards previously granted under the 2016 Equity Compensation Plan without the participant’s written consent.

Clawback

All awards under the 2016 Equity Compensation Plan (whether vested or unvested) will be subject to such recovery or clawback as may be required pursuant to any applicable federal or other law or regulation, any applicable listing standard of the exchange on which the Company’s common stock is then listed or the terms of any recoupment, clawback, or similar policy in effect at the Company from time to time, which could in certain circumstances require repayment or forfeiture of awards or any shares of common stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares of common stock acquired upon payment of the awards.

Banking Regulatory Provision

All awards will be subject to any condition, limitation, or prohibition under any financial institution regulatory policy or rule to which the Company or any of its subsidiaries is subject.

Certain Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences of awards under the 2016 Equity Compensation Plan. This summary is based on U.S. federal income tax laws and regulations in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute legal advice or tax advice and does not describe municipal, state or foreign income tax consequences of awards, federal employment taxes or the tax consequences of any participant’s death.

Stock Options.  A participant who exercises a non-qualified stock option will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company generally will be entitled to a corresponding deduction for federal income tax purposes.

A participant who exercises an incentive stock option will not be subject to taxation at the time of exercise, nor will the Company be entitled to a deduction for federal income tax purposes. The difference between the exercise price and the fair market value of shares on the date of exercise is a tax preference item for purposes of determining a participant’s alternative minimum tax. A disposition of the purchased shares after the expiration of the required holding period (i.e., the later of two years from the grant date or one year from the exercise date) will generate long-term capital gain in the year of disposition, and the Company will not be entitled to a deduction for federal income tax purposes. A disposition of the purchased shares prior to the expiration of the required holding period will subject the participant to taxation at ordinary income rates in the year of disposition, and the Company generally will be entitled to a corresponding deduction.

Restricted Stock.  A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock (if any).

However, a participant may elect, under Section 83(b) of the Internal Revenue Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the grant date equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the amount of any purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is long term or short term begins when the forfeiture period expires, and the tax basis for such shares generally will be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the grant date, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a federal income tax deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the Company when paid. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

Restricted Stock Units and Performance Units.  A participant will not realize income in connection with the grant of a restricted stock unit or the credit of any dividend equivalents to his or her account or the grant of a performance unit. When shares of common stock and/or cash is delivered to the participant, the participant generally will be required to include as taxable ordinary income in the year of receipt, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a federal income tax deduction at the time and in the amount included in the participant’s income by reason of the receipt. For each share of common stock received in respect of a restricted stock unit or performance unit, the taxation of the post-settlement appreciation or depreciation is treated as either a short term or long term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Stock Appreciation Rights.  A participant who exercises a SAR will realize ordinary income in an amount equal to the amount of cash and the fair market value of any shares received. The Company generally will be entitled to a corresponding deduction for federal income tax purposes. If the participant receives common stock upon exercise of a SAR, the taxation of the post-exercise appreciation or depreciation is treated as either a short term or long term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Stock Awards.  A participant receiving an unrestricted stock award is required to include the fair market value of the shares received as ordinary compensation income upon receipt in an amount equal to the fair market value of the shares received. The Company will be entitled to a federal income tax deduction in the corresponding amount at that time. For each share of common stock received, the taxation of the post-receipt appreciation or depreciation is treated as either a short term or long term capital gain or loss, depending upon the length of time the participant held the shares.

Performance Cash Awards.  A participant will not recognize any taxable income at the time a performance cash award is granted. When the terms and conditions to which a performance cash award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash he or she receives. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Section 409A.  Section 409A of the Code (“Section 409A”) imposes certain requirements on non-qualified deferred compensation arrangements, including requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Under current Internal Revenue Service guidance, certain awards under the 2016 Equity Compensation Plan are excluded from non-qualified deferred compensation to which Section 409A applies. These excluded awards are stock options under which shares of the Company’s common stock are issued, stock appreciation rights under which shares of the Company’s common stock are issued, restricted stock, restricted stock units that are paid at or shortly after vesting, and performance unit awards that are paid at or shortly after vesting. Other awards under the 2016 Equity Compensation Plan may be treated as non-qualified deferred compensation to which Section 409A applies, and in such case it is generally the Company’s intent that such awards be designed to comply with the election timing, payment timing, and other requirements of Section 409A.

If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the provisions of Section 409A, Section 409A imposes an additional twenty percent (20%) federal income tax on compensation recognized as ordinary income, as well as possible interest requirements with respect to such amounts, and will have certain withholding requirements.

The foregoing is only a summary of the effect of federal income taxation upon the Company and upon participants, is not complete and does not discuss the federal employment taxes, tax consequences of any participant’s death or the income tax laws of any municipality, state, or foreign country in which a participant may reside. The foregoing is not legal advice or tax advice.

New Plan Benefits

No determination has yet been made as to the awards, if any, that any individuals who would be eligible to participate in the 2016 Equity Compensation Plan will be granted in the future and, therefore, the benefits to be awarded under the 2016 Equity Compensation Plan are not determinable.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information, as of December 31, 2015, relating to shares of the Company’s common stock that may be issued under our 2003 Plan and our 2007 Equity Compensation Plan, which are the only compensation plans under which equity securities are authorized for issuance.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1) (excluding securities reflected in column (a))
Equity Compensation Plans
Approved by Shareholders:
2003 Stock Incentive Plan(2)	67,525	$18.12	—
2007 Equity Compensation Plan	—	—	225,642	(3)
Equity Compensation Plans Not
Approved by Shareholders(4)	—	—	—
Total	67,525	$18.76	225,642

(1)	This table does not include the 500,000 shares to be reserved for issuance under the 2016 Equity Compensation Plan if shareholders approve Proposal Three at the Annual Meeting.
(2)	The 2003 Stock Incentive Plan (“2003 Plan”), amending and restating the 2000 Stock Option Plan, expired on April 17, 2013, and no further awards may be granted under the 2003 Plan. Certain awards previously granted under the 2003 Plan that were outstanding as of April 17, 2013 remain outstanding in accordance with their terms.
(3)	This number reflects securities remaining available for future issuance under the 2007 Equity Compensation Plan as of December 31, 2015. If the 2016 Equity Compensation Plan is approved by shareholders at the Annual Meeting, no additional awards will be granted under the 2007 Equity Compensation Plan.
(4)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Approval of the 2016 Equity Compensation Plan by shareholders will constitute approval of the material terms of the 2016 Equity Compensation Plan, including the performance-based awards, the performance goals that may be used and the maximum benefit that may be paid to any employee for purposes of Section 162(m).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EASTERN VIRGINIA BANKSHARES, INC. 2016 EQUITY COMPENSATION PLAN.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANT

The Audit and Risk Oversight Committee has appointed Yount, Hyde & Barbour, P.C. (“YHB”) as the Company’s independent registered public accountant for the fiscal year ending December 31, 2016. YHB also served as independent registered public accountant for the fiscal year ended December 31, 2015. In the event that the appointment of YHB is not ratified by shareholders at the Annual Meeting, the Audit and Risk Oversight Committee will consider making a change in the independent registered public accountant for 2017.

The Audit and Risk Oversight Committee is directly responsible for the appointment, compensation, retention and oversight of the work of YHB as the Company’s independent registered public accountant. In order to assure continuing auditor independence, the Audit and Risk Oversight Committee periodically considers whether there should be regular rotation of the Company’s auditor. The members of the Audit and Risk Oversight Committee believe that the continued retention of YHB to serve as the Company’s independent registered public accountant is in the best interest of the Company and its shareholders.

Representatives of YHB are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to your questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C., AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

AUDIT INFORMATION

Fees of Independent Registered Public Accounting Firm

The following table presents the fees billed for professional audit services rendered by Yount, Hyde & Barbour, P.C. for the audit of the Company’s annual financial statements for the years ended December 31, 2015 and 2014, and fees billed for other services rendered by Yount, Hyde & Barbour, P.C. during those periods.

Independent Public Accountants’ Fees

	2015		2014
	Fees	Percentage	Fees	Percentage
Audit fees(1)	$176,950	92.0%	$201,975	91.9%
Tax fees(2)	15,312	8.0%	17,900	8.1%
All other fees	—	0.0%	—	0.0%
	$192,262	100.0%	$219,875	100.0%

(1)	Audit fees consist of fees paid for audit and review services, consents, report and attestation on internal control over financial reporting and review of documents filed with the SEC and in 2014 included fees incurred related to the acquisition of Virginia Company Bank.
(2)	Tax fees consist of fees paid for preparation of federal and state income tax returns, and consultation regarding tax compliance issues and in 2014 included fees incurred related to the acquisition of Virginia Company Bank.

Pre-Approved Services

All of the audit services and non-audit services that were rendered by Yount, Hyde & Barbour, P.C. were pre-approved by the Audit and Risk Oversight Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions. Although the Audit and Risk Oversight Committee does not maintain a formal policy for the pre-approval of audit and non-audit services, the Audit and Risk Oversight Committee generally pre-approves such services as part of the committee’s approval of the scope of the engagement of the independent registered public accountant. If any non-audit services are desired that were not so pre-approved, the Audit and Risk Oversight Committee generally pre-approves these services as necessary on a case-by-case basis.

Report of the Audit and Risk Oversight Committee

The following Report of the Audit and Risk Oversight Committee shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit and Risk Oversight Committee of the Company consists entirely of directors who meet the independence and financial expertise requirements of the NASDAQ listing standards and SEC rules. The Audit and Risk Oversight Committee is composed of Leslie E. Taylor, CPA (Chairman), W. Rand Cook, W. Gerald Cox and Ira C. Harris, Ph.D., CPA. The same individuals served on the Audit and Risk Oversight Committee during 2015, with the exception that Charles R. Revere served on the Audit and Risk Oversight Committee until June 1, 2015. The Audit and Risk Oversight Committee operates under a written Charter adopted by the Board of Directors.

The Audit and Risk Oversight Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent auditor is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

The Board of Directors has determined that Audit and Risk Oversight Committee Chairman Leslie E. Taylor, CPA, fulfills the applicable standard as an independent financial expert serving on the Audit and Risk Oversight Committee.

The Audit and Risk Oversight Committee met a total of eight times during 2015. During 2015 and 2016, the Audit and Risk Oversight Committee:

1.	Reviewed and discussed with management and the independent auditor the audited financial statements for the year ended December 31, 2015.
2.	Discussed with the independent auditor the independent auditor’s independence from the Company, including the provision of tax and other non-audit services to the Company and the matters required to be discussed by Statement of Auditing Standards No. 16, related to the conduct of the audit, and has concluded that the independent auditor is independent from the Company and its management.
3.	Reviewed with the independent auditor the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit and Risk Oversight Committee concerning independence.
4.	Reviewed and discussed with the independent auditor the overall scope and plans for their respective audits.
5.	Discussed with the Company’s internal auditor the scope and plans for their internal audit work, and received and discussed regular reports on the status of the audit work completed.
6.	Reviewed outsourced services provided by several third party vendors for the year 2015.
7.	Discussed with management, the independent auditor and the Company’s internal auditor the adequacy of the system of internal controls.
8.	Received regular updates on the status of the Company’s on-going compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

9.	Monitored on-going “whistleblower” procedures in compliance with Section 301 of the Sarbanes-Oxley Act of 2002.
10.	Provided Board oversight over the establishment of comprehensive risk management programs throughout the organization.
11.	Maintained a direct reporting relationship with the Chief Risk Officer of the Company, and received status reports at each meeting related to other on-going risk management activities within the organization, including but not limited to: internal control self-assessment, credit review, compliance, and regulatory activities within the organization.

Based on the reviews and discussions referred to above, the Audit and Risk Oversight Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC. By recommending to the Board of Directors that the audited financial statements be so included, the Audit and Risk Oversight Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

The Audit and Risk Oversight Committee

Leslie E. Taylor, CPA, Chairman
W. Rand Cook
W. Gerald Cox
Ira C. Harris, Ph.D., CPA

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

The Company presently anticipates holding the 2017 annual meeting of shareholders on Thursday, May 18, 2017. Under Rule 14a-8 of Regulation 14A of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2017 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at P. O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560, no later than December 22, 2016, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting.

The Company’s bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the Rule 14a-8 process. For a shareholder to nominate a candidate for director at the 2017 annual meeting of shareholders, or for a shareholder to bring other business before the 2017 annual meeting of shareholders, notice of nomination or other business for the 2017 annual meeting must be received by the Secretary of the Company not less than 120 days and not more than 180 days prior to the anniversary of the 2016 annual meeting, provided that the date of the 2017 annual meeting is within 30 days of such anniversary date. The notice must describe various matters regarding the nominee and the shareholder giving the notice as specified by the Company’s bylaws, or the proposed business, the reasons for it, and other matters as specified by the Company’s bylaws, as applicable. If the date of the 2017 annual meeting is more than 30 days before or after the anniversary date of the 2016 annual meeting, a shareholder’s notice of nomination or other business for the 2017 annual meeting must be received by the Secretary of the Company not less than 120 days and not more than 180 days prior to the 2017 annual meeting, or by the tenth day following the public announcement of the date of the 2017 annual meeting.

Any shareholder may obtain a copy of the Company’s bylaws, without charge, upon written request to the Secretary of the Company, whose address is P.O. Box 1455, 330 Hospital Road, Tappahannock, Virginia 22560. Based upon an anticipated date of May 18, 2017 for the 2017 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than January 19, 2017 and no earlier than November 20, 2016. The proxy solicited by the Board of Directors for the 2017 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by January 19, 2017.

ANNUAL REPORT TO SHAREHOLDERS

THE COMPANY’S 2015 ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”), WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 (THE “2015 FORM 10-K”), AND THE COMPANY’S FINANCIAL STATEMENTS AS FILED WITH THE SEC, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE 2015 FORM 10-K FILED WITH THE SEC, INCLUDING A LIST OF ALL ITS EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY, WHOSE ADDRESS IS P.O. BOX 1455, 330 HOSPITAL ROAD, TAPPAHANNOCK, VIRGINIA 22560. EXHIBITS TO THE 2015 FORM 10-K ARE AVAILABLE FOR A REASONABLE FEE. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIAL.

Appendix A

EASTERN VIRGINIA BANKSHARES, INC.
2016 EQUITY COMPENSATION PLAN

ARTICLE I
Establishment, Purpose and Duration

1.1	Establishment of the Plan.
(a)	Eastern Virginia Bankshares, Inc., a Virginia corporation (the “Company”), hereby establishes the Eastern Virginia Bankshares, Inc. 2016 Equity Compensation Plan (the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Stock Awards, Performance Units and Performance Cash Awards to Key Employees of the Company or its Subsidiaries and the grant of Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Stock Awards, Performance Units and Performance Cash Awards to Non-Employee Directors of the Company or its Subsidiaries or to Consultants or Advisors to the Company or its Subsidiaries.
(b)	The Plan was adopted by the Board of Directors of the Company on March 24, 2016 and shall become effective on May 19, 2016 (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders.
1.2	Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to Key Employees, Non-Employee Directors, Consultants and Advisors that will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk management practices. The Plan is designed to provide flexibility to the Company, including its subsidiaries, in its ability to attract, retain the services of, and motivate Key Employees, Non-Employee Directors, Consultants and Advisors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.
1.3	Duration of the Plan. The terms of this Plan shall become effective on the Effective Date, as described in Section 1.1(b). No Award may be granted under the Plan after May 18, 2026. Awards outstanding on such date shall remain valid in accordance with their terms. The Board shall have the right to terminate the Plan at any time pursuant to Article XVII.

ARTICLE II
Definitions

2.1	Definitions. The following terms shall have the meanings set forth below:
(a)	“Advisor” means a natural person who provides bona fide advisory services to the Company or its Subsidiaries, provided the services are not in connection with a capital-raising transaction and the person does not directly or indirectly promote or maintain a market for the Company’s securities.
(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.
(c)	“Agreement” means a written agreement or other instrument or document, which may be in electronic format, implementing the grant of an Award and setting forth the specific terms of an Award, and which is signed or acknowledged (including a signature or acknowledgment in electronic format) by an authorized officer of the Company and the Participant, except that no signature will be required from the Participant in the case of a Stock Award with no vesting conditions. The Company’s Chief Executive Officer, Chief Financial Officer, Chairman of the Committee, Chairman of the Board, and such other directors or officers of the Company as shall be designated by the Committee are hereby authorized to execute or acknowledge

Agreements on behalf of the Company (including a signature or acknowledgment in electronic format) and to cause Agreements to be delivered to each Participant (including delivery in electronic format).
(d)	“Award” means a grant under this Plan of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Stock Award, Performance Unit and/or Performance Cash Award.
(e)	“Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under this Plan.
(f)	“Beneficiary” means the person designated by a Participant pursuant to Section 18.11.
(g)	“Board” means the Board of Directors of the Company, unless otherwise indicated.
(h)	“Cause” has the meaning set forth in any employment agreement, or, if none, in any change of control agreement, then in effect between the Participant and the Company or a subsidiary, if applicable, and, if the Participant has no such agreement or if such agreement does not define the term, “Cause” means the Participant’s (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iv) breach of a fiduciary duty involving personal profit, (v) intentional failure to perform stated duties, (vi) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, (vii) conviction of a felony or of a misdemeanor involving moral turpitude, or (viii) misappropriation of the Company’s assets (determined on a reasonable basis and solely by the Board) or those of a subsidiary.
(i)	“Change of Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied at any time after the Effective Date:
(i)	any person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the owner or beneficial owner of Company securities having fifty percent (50%) or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company’s directors other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is a majority at the time the purchases are made; or
(ii)	as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Company before such events, or whose appointment or election to the Board after such events was approved by persons who constituted a majority of the Company’s Board immediately before the date of the appointment or election, cease to constitute a majority of the Company’s Board, or any successor’s board, within the twelve (12)-month period of the last of such transactions.

For purposes of this definition, a Change of Control occurs on the date on which an event described in (i) or (ii) occurs, provided that if a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.

For purposes of this definition only, the term “person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Exchange Act.

(j)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(k)	“Committee” means the committee of the Board appointed by the Company to administer the Plan pursuant to Article III, which shall be the Joint Compensation Committee of the Board of

Directors of the Company and the Board of Directors of the Company’s wholly-owned subsidiary, EVB, unless a subcommittee is required as provided below or unless the Board of Directors of the Company determines otherwise. All members of the Committee shall be “independent directors” under applicable listing standards of any national securities exchange or system on which the Stock is then listed or reported. For actions which require that all of the members of the Committee constitute “non-employee directors” as defined in Rule 16b-3, or any similar or successor rule, or “outside directors” within the meaning of Code Section 162(m)(4)(C)(i), as amended from time to time, the Committee shall consist of a subcommittee of at least two members of the Joint Compensation Committee meeting such qualifications. In the event the Board of Directors of the Company exercises the authority of the Committee in connection with the Plan or an Award as contemplated by Section 3.1(a), the term “Committee” shall refer to the Board of Directors of the Company in connection with the Plan or with regard to that Award.
(l)	“Company” means Eastern Virginia Bankshares, Inc. or any successor thereto.
(m)	“Consultant” means a natural person who provides bona fide consulting services to the Company or its Subsidiaries, provided the services are not in connection with a capital-raising transaction and the person does not directly or indirectly promote or maintain a market for the Company’s securities.
(n)	“Disability” or “Disabled” means with respect to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.
(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(p)	“Fair Market Value” of a Share means (i) the per Share price at the close of business on the applicable principal U.S. market on the relevant date if it is a trading date, or, if not, on the most recent date on which the Stock was traded prior to such date, as reported by the national securities exchange or system for the applicable principal U.S. market, or (ii) if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
(q)	“Good Reason” has the meaning set forth in any employment agreement, or, if none, in any change of control agreement, then in effect between the Participant and the Company or a subsidiary, if applicable, and, if the Participant has no such agreement or if such agreement does not define the term, “Good Reason” means (i) a material diminution in the Participant’s authority, duties or responsibilities; (ii) a material diminution in the Participant’s base compensation; or (iii) a relocation of the primary location at which the Participant must perform services to a location that is more than fifty (50) miles away. The Participant is required to provide notice to the Company of the existence of a condition described in this Section 2.1(q) within a ninety (90) day period of the initial existence of the condition, upon the notice of which the Company shall have thirty (30) days to remedy the condition. If the condition is remedied within thirty (30) days, then “Good Reason” does not exist. If the condition is not remedied within thirty (30) days, then the Participant must resign within ninety (90) days of the expiration of the remedy period for “Good Reason” to exist.
(r)	“Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI, which is designated as an incentive stock option and is intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.
(s)	“Key Employee” means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(t)	“Non-Employee Director” means an individual who is a member of the board of directors of the Company or any Subsidiary thereof or a member of an advisory board of the Company or any Subsidiary thereof and, in either case, who is not an employee of the Company or any Subsidiary thereof.
(u)	“Nonqualified Stock Option” means an option to purchase Stock, granted under Article VI, which is not intended to be an Incentive Stock Option and is so designated.
(v)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(w)	“Participant” means a Key Employee, Non-Employee Director, Consultant or Advisor who has been granted an Award under the Plan and whose Award remains outstanding.
(x)	“Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal(s) applicable thereto. If a Performance-Based Compensation Award is intended to be “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), the grant of the Award, the establishment of the Performance Goal(s), the making of any modifications or adjustments and the determination of satisfaction or achievement of the Performance Goal(s) shall be made during the period or periods required under and in conformity with the requirements of Code Section 162(m) therefor. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement.
(y)	“Performance Cash Award” means an Award of cash granted to a Participant pursuant to Article XII.
(z)	“Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award that a Participant is entitled to exercise, receive or retain. For purposes of the Plan, a Performance Goal may be particular to a Participant, and may include any one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award: (i) Stock value or increases therein, (ii) total shareholder return, (iii) operating revenue, (iv) commodity revenue, (v) tangible book value or tangible book value growth, tangible book value per share or growth in tangible book value per share, (vi) earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), (vii) diluted earnings per share or earnings per share growth (before or after one or more of taxes, interest, depreciation and/or amortization), including fully diluted earnings per share after extraordinary events, (viii) net earnings, (ix) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), operating earnings and/or operating earnings growth, (x) profits or profit growth (net profit, gross profit, operating profit, net operating profit, economic profit, profit margins or other corporate profit measures), (xi) cash flow, operating cash flow or free cash flow (either before or after dividends), (xii) cash from operations, (xiii) operating or other expenses or growth thereof, (xiv) operating efficiency, (xv) return on equity, (xvi) return on tangible equity or return on tangible common equity, (xvii) return on assets, net assets, capital or investment (including return on total capital or return on invested capital), (xviii) return on operating revenue, (xix) sales or revenues or growth thereof, (xx) deposits, loan and/or equity levels or growth thereof, (xxi) working capital targets, (xxii) assets under management or growth thereof, (xxiii) cost control measures, (xxiv) regulatory compliance, (xxv) gross, operating or other margins, (xxvi) efficiency ratio (as generally recognized and used for bank financial reporting and analysis), (xvii) operating ratio,

(xxviii) income or net income, (xxix) operating income, (xxx) interest income, (xxxi) net interest income, (xxxii) net interest margin, (xxxiii) non-interest income, (xxxiv) non-interest expense, (xxxv) credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), (xxxvi) percentage of non-accrual loans to total loans or net charge-off ratio, (xxxvii) provision expense, (xxxviii) productivity, (xxxix) customer satisfaction, (xl) satisfactory internal or external audits, (xli) improvement of financial ratings, (xlii) achievement of balance sheet or income statement objectives, (xliii) quality measures, (xliv) regulatory exam results, (xlv) achievement of risk management objectives, (xlvi) achievement of strategic performance objectives, (xlvii) achievement of merger or acquisition objectives, (xlviii) implementation, management or completion of critical projects or processes, (xlix) market capitalization, (l) total enterprise value (market capitalization plus debt), (li) economic value added, (lii) debt leverage (debt to capital), (lii) market share, or (liv) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results). Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof. The Committee shall determine the Performance Period during which a Performance Goal must be met, and attainment of Performance Goals shall be subject to certification by the Committee. The Committee retains the discretion to adjust the compensation or economic benefit due upon attainment of Performance Goals and to adjust the Performance Goals themselves, provided that, with respect to an Award intended to be “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), any such adjustment shall be made only in conformity with the requirements of Code Section 162(m).
(aa)	“Performance Period” means the time period during which a Performance Goal must be met in connection with a Performance-Based Compensation Award. Such time period shall be set by the Committee, provided, however, that the Performance Period shall not be less than one year, subject to applicable provisions regarding accelerated vesting events.
(bb)	“Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Article XI, valued by reference to the Fair Market Value of Stock or valued as a fixed dollar amount, and subject to achievement or satisfaction of one or more Performance Goals. Performance Units are payable in cash, Stock or a combination thereof. Even to the extent a Performance Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Performance Unit Award does not constitute receipt of the underlying Shares.
(cc)	“Period of Restriction” means the period during which Shares of Restricted Stock are subject to a substantial risk of forfeiture and/or subject to limitations on transfer, pursuant to Article VII, or the period during which Restricted Stock Units are subject to vesting requirements, pursuant to Article VIII. The relevant restriction may lapse based on a period of time or after meeting performance criteria specified by the Committee, or both. Except for Awards of Restricted Stock or Restricted Stock Units granted to Non-Employee Directors as part of a retainer, including annual or other grants made pursuant to a director compensation policy or arrangement, when a Period of Restriction lapses solely based on a period of time, the length of such period of time shall not be less than one year, subject to applicable provisions regarding accelerated vesting.
(dd)	“Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VII, which is subject to a substantial risk of forfeiture and/or subject to limitations on transferability until the designated conditions for the lapse of such restrictions are satisfied.
(ee)	“Restricted Stock Unit” or “RSU” means an Award designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article VIII, valued by reference to the Fair Market Value of Stock, and subject to vesting requirements. Restricted Stock Units are payable in cash, Stock or a combination thereof. Even to the extent a Restricted Stock Unit is denoted by reference to Shares of Stock and is payable in Stock, the receipt of a Restricted Stock Unit Award does not constitute receipt of the underlying Shares.
(ff)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, including any corresponding subsequent rule or any amendments enacted after the Effective Date.
(gg)	“Stock” or “Shares” means the common stock of the Company.
(hh)	“Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article IX, and payable in cash, Stock or a combination thereof.
(ii)	“Stock Award” means an Award of Stock granted to a Participant pursuant to Article X.
(jj)	“10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).
(kk)	For purposes of Incentive Stock Options, “Subsidiary” shall mean a corporation at least fifty percent (50%) of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries. For purposes of all Awards other than Incentive Stock Options, “Subsidiary” shall mean any entity that would be considered a single employer with the Company within the meaning of Code Section 414(b) or Code Section 414(c), except to the extent a different definition is required under Code Section 409A.

ARTICLE III
Administration

3.1	The Committee.
(a)	The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “non-employee directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be “performance-based compensation” within the meaning of Code Section 162(m)(4)(C) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m)(4)(C)(i). In the event the Board determines that a member of the Committee (or any applicable subcommittee) was not an “independent director” under applicable listing standards of any national securities exchange or system on which the Stock is then listed or reported, was not a “non-employee director” as defined in Rule 16b-3, and/or was not an “outside director” as that term is defined for purposes of Code Section 162(m)(4)(C)(i), as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Except as required under Section 2.1(x), any authority granted to the Committee may also be exercised by the full Board.

(b)	The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan, including the ability to resolve any ambiguities and define any terms; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction or other restrictions imposed under the Plan to the extent permitted by Code Section 409A; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. The interpretation and construction of any provisions of the Plan or an Agreement by the Committee shall be final and conclusive. In the event of a conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.
(c)	The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
(d)	The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegee or delegees that were consistent with the terms of the Plan.
3.2	Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees, Non-Employee Directors, Consultants and Advisors as may be selected by the Committee. Each Award shall be evidenced by an Agreement.
3.3	Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.
3.4	Rule l6b-3 Requirements. Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3.
3.5	Code Section 162(m). Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as Awards that do not so qualify. Any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.
3.6	Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV
Stock Subject to the Plan

4.1	Number of Shares.
(a)	Subject to adjustment as provided in Article XIV, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 500,000. Except as provided in Section 4.2, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.
(b)	Subject to adjustment as provided in Article XIV, no more than an aggregate of 500,000 Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Code Sections 421 and 422).
4.2	Lapsed Awards or Forfeited Shares. If any Award granted under this Plan terminates, expires, or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.
4.3	Use of Shares as Payment of Exercise Price or Taxes. Shares withheld by the Company, delivered by the Participant, or otherwise used to pay the Option Price pursuant to the exercise of an Option or the SAR Exercise Price pursuant to the exercise of a SAR shall not be available for future Awards under the Plan. Shares withheld by the Company, delivered by the Participant, or otherwise used to satisfy payment of withholding taxes associated with an Award shall not be available for future Awards under the Plan. To the extent Shares are delivered or withheld pursuant to the exercise of an Option or a SAR, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for future Awards under the Plan, as opposed to counting only those Shares issued upon exercise.
4.4	Per-Participant Annual Limit. The maximum number of Shares with respect to which Awards may be granted in any calendar year to any Participant during such calendar year shall be 50,000 in the aggregate, provided, however, that the maximum number of Shares with respect to which Awards may be granted in any calendar year to any Non-Employee Director shall be 5,000 in the aggregate. The maximum dollar amount of cash Awards granted in any calendar year to any Participant shall be $500,000 in the aggregate.
4.5	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE V
Eligibility

Persons eligible to participate in the Plan include (i) all employees of the Company and its Subsidiaries (including any entity that becomes a Subsidiary after the Effective Date) who, in the opinion of the Committee, are Key Employees, (ii) all Non-Employee Directors, and (iii) all individuals providing bona fide consulting or advisory services to the Company or its Subsidiaries (including any entity that becomes a Subsidiary after the Effective Date) who, in the opinion of the Committee, are Consultants or Advisors. The grant of an Award shall not obligate the Company to pay a Key Employee, Non-Employee Director, Consultant or Advisor any particular amount of remuneration, to continue the employment of a Key Employee or the service of a Non-Employee Director, Consultant or Advisor after the grant, or to make further grants to a Key Employee, Non-Employee Director, Consultant or Advisor at any time thereafter.

ARTICLE VI
Stock Options

6.1	Grants of Options. Subject to the terms and provisions of the Plan, Options may be granted to such Key Employees, Non-Employee Directors, Consultants or Advisors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that only Nonqualified Stock Options may be granted to Non-Employee Directors, Consultants and Advisors.
6.2	Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of the Option, and such other provisions as the Committee shall determine, provided, however, that, except for Options granted to Non-Employee Directors as part of a retainer, including annual or other grants made pursuant to a director compensation policy or arrangement, if the exercisability of an Option is subject solely to time-based conditions, the length of such period of time shall not be less than one year, subject to applicable provisions regarding accelerated vesting. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option or Nonqualified Stock Option, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Nonqualified Stock Option. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option Agreement, after the termination of the Participant’s employment or service. The Committee shall set forth in the Participant’s Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service, provided that no Incentive Stock Option may be exercised after (a) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (b) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.
6.3	Option Price. The exercise price per share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the limitations described in this Section 6.3 and the Plan. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Award Date. In addition, an ISO granted to a Key Employee who, at the time of grant, is a 10% Shareholder, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock on the Award Date.
6.4	Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its Award Date. In addition, an ISO granted to a Key Employee who, at the time of grant, is a 10% Shareholder, shall not be exercisable later than the fifth (5th) anniversary of its Award Date.
6.5	Exercisability.
(a)	Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.
(b)	An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Award Date) of the Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonqualified Stock Options to the extent permitted by law.
6.6	Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. The Option Price shall be payable to the Company in full either (a) in cash, (b) by delivery of Shares of Stock that the Participant has previously acquired and owned valued at Fair Market Value at the time of exercise, (c) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of Stock, the amount necessary to pay the Option Price and, if necessary, applicable withholding taxes, (d) by the Company withholding Shares otherwise issuable upon the exercise valued at Fair Market Value at the time of exercise, or (e) by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall, in the Committee’s discretion, either deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name, or deliver the appropriate number of Shares in book-entry or electronic form.
6.7	Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable federal securities law, under the requirements of any national securities exchange or system on which the Stock is then listed or reported, and under any blue sky or state securities laws applicable to such Shares. The Committee may specify in an Agreement that Stock delivered on exercise of an Option is Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Option Price therefor in the event the Participant does not complete a specified service period after exercise.
6.8	Nontransferability of Options.
(a)	In general, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than upon the death of the Participant in accordance with Section 18.11. Further, Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
(b)	Notwithstanding the provisions of Section 6.8(a) and subject to federal and state securities laws, including Rule 16b-3, the Committee may grant or amend Nonqualified Stock Options that permit a Participant to transfer the Options to his spouse, lineal ascendants and/or lineal descendants, to a trust for the benefit of such persons, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are such persons, provided that the Nonqualified Stock Option may not again be transferred other than to the Participant originally receiving the Option or to an individual, trust, partnership, limited liability company or other entity to which such Participant could have transferred the Option pursuant to this Section 6.8(b). Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate. Any such transfer supersedes any Beneficiary designation made under Section 18.11 with respect to the transferred Nonqualified Stock Options.

6.9	Disqualifying Disposition of Shares Issued on Exercise of an ISO. If a Participant makes a “disposition” (within the meaning of Code Section 424(c)) of Shares issued upon exercise of an ISO within two (2) years from the Award Date or within one (1) year from the date the Shares are transferred to the Participant, the Participant shall, within ten (10) days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.
6.10	Shareholder Rights. A Participant holding Options shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder until after the exercise of the Options and the issuance of the underlying Shares.

ARTICLE VII
Restricted Stock

7.1	Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. If determined by the Committee, custody of Shares of Restricted Stock may be retained by the Company until the termination of the Period of Restriction pertaining thereto.
7.2	Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and, if applicable, any Performance Period and Performance Goal(s), and such other provisions as the Committee shall determine.
7.3	Transferability. Except as provided in this Article VII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
7.4	Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions or otherwise denote the Restricted Stock as restricted, if issued in book-entry or electronic form.
7.5	Certificate Legend. In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 7.4, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to the following legend, and any certificates representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Eastern Virginia Bankshares, Inc. 2016 Equity Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated <<date of grant>>. A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Equity Plan Administrator of Eastern Virginia Bankshares, Inc.

7.6	Removal of Restrictions. Except as otherwise provided in this Article VII, the Agreement, or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction, and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goal(s). Once the Shares are released from the restrictions, the

Participant shall be entitled to have the legend required by Section 7.5 removed from his Stock certificate or similar notation removed from such Shares if issued in book-entry or electronic form.
7.7	Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.
7.8	Dividends and Other Distributions. During the Period of Restriction, unless otherwise provided in the applicable Agreement, recipients of Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE VIII
Restricted Stock Units

8.1	Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Unit representing one Share) to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Restricted Stock Units that are deferred compensation covered by Code Section 409A, as well as Restricted Stock Units that are not deferred compensation covered by Code Section 409A.
8.2	Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and if applicable, any Performance Period and Performance Goal(s), and such other provisions as the Committee shall determine.

Unless otherwise provided in the Agreement, a Participant holding Restricted Stock Units shall have no rights to dividends and other distributions made in cash or property other than Shares which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding. Unless otherwise provided in the Agreement, any such deemed dividends or distributions shall be subject to the same restrictions, vesting and payment as the Restricted Stock Units to which they are attributable. A Participant holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units unless and until the Participant actually receives such Shares.

8.3	Payment after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding), an amount (the “RSU Value”) equal to the product of multiplying (a) the number of Shares equal to the number of Restricted Stock Units with respect to which the restrictions lapse by (b) the Fair Market Value per Share on the date the restrictions lapse.

The Agreement may provide for payment of the RSU Value at the time of the lapse of restrictions or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of the lapse of restrictions based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”).

Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in Shares, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement. To the extent payment of the RSU Value or adjusted RSU Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date the restrictions therefor lapse in the case of an immediate payment or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment. The Committee may specify in a Restricted Stock Unit Agreement that the Shares which are delivered upon payment of the RSU Value or adjusted RSU Value may be Restricted Stock pursuant to Article VII and subject to such further restrictions and vesting as provided in the Restricted Stock Unit Agreement.

8.4	Nontransferability of Restricted Stock Units. No Restricted Stock Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 18.11. Further, all Restricted Stock Units, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE IX
Stock Appreciation Rights

9.1	Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights under the Plan to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine.
9.2	SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify its terms and conditions, which terms and conditions shall be determined by the Committee, subject to the limitations set forth in this Section 9.2. The per Share exercise price of a SAR (the “SAR Exercise Price”) shall not be less than 100% of the Fair Market Value of a Share on the Award Date. Except for SARs granted to Non-Employee Directors as part of a retainer, including annual or other grants made pursuant to a director compensation policy or arrangement, if the exercisability of a SAR is subject solely to time-based conditions, the length of such period of time shall not be less than one year, subject to applicable provisions regarding accelerated vesting.
9.3	Exercisability of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs, subject to the limitations set forth in Section 9.2.
9.4	Other Conditions Applicable to SARs. In no event shall the term of any SAR granted under the Plan exceed ten (10) years from the Award Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the SAR Exercise Price. A SAR shall be exercised by delivery to the Committee (or its delegee) of a written notice of exercise in the form (which may be electronic) prescribed by the Committee (or its delegee).
9.5	Payment after Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company therefor (except for required tax withholding), an amount (the “SAR Value”) equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) the SAR Exercise Price.

Payment of the SAR Value to the Participant shall be made at the time of exercise in Shares, in cash or in a combination thereof as determined by the Committee. To the extent payment of the SAR Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date of exercise. The Committee may specify in a SAR Agreement that the Shares which are delivered upon payment of the SAR Value may be Restricted Stock pursuant to Article VII and subject to such further restrictions and vesting as provided in the SAR Agreement.

9.6	Nontransferability of SARs. No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 18.11. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE X
Stock Awards

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant unrestricted Stock Awards under the Plan to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine. Participants receiving Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. Unless otherwise provided in the applicable Agreement, Stock Awards shall be fully vested and freely transferable as of the Award Date, subject to restrictions under applicable federal or state securities laws.

ARTICLE XI
Performance Units

11.1	Grant of Performance Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units under the Plan to such Key Employees, Non-Employee Directors, Consultants or Advisors and in such amounts as it shall determine. Participants receiving such Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. The Committee is expressly authorized to grant Performance Units that are deferred compensation covered by Code Section 409A, as well as Performance Units that are not deferred compensation covered by Code Section 409A.
11.2	Performance Unit Agreement. Each Performance Unit is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement. The Committee shall set the Performance Goal(s) in its discretion for each Participant who is granted a Performance Unit.

The Committee may provide in the Agreement for payment of dividend equivalents with respect to each Performance Unit. A Participant holding Performance Units shall have no right to vote the Shares represented by such Performance Units unless and until the Participant actually receives such Shares.

11.3	Settlement of Performance Units. After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof based on the degree to which the Performance Goal(s) and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement) have been satisfied. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit shall be made in cash, Stock or a combination thereof as determined by the Committee.
11.4	Nontransferability of Performance Units. No Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 18.11. All rights with respect to Performance Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE XII
Performance Cash Awards

A Performance Cash Award may be granted upon the attainment during a Performance Period of one or more Performance Goals. Subject to the terms and conditions of the Plan, Performance Cash Awards may be granted to such Key Employees, Non-Employee Directors, Consultants or Advisors at any time and from time to time as shall be determined by the Committee. The terms and conditions of any Performance Cash Award, including the Performance Goal(s) and Performance Period, shall be determined by the Committee in its discretion and shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement. The Committee is expressly authorized to grant Performance Cash Awards that are deferred compensation covered by Code Section 409A, as well as Performance Cash Awards that are not deferred compensation covered by Code Section 409A.

ARTICLE XIII
Termination of Employment or Service

13.1	Termination Due to Retirement. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company or one of its Subsidiaries due to retirement (as defined in such applicable rules or policy of the Company in effect at the time), then, provided no Cause exists to terminate such Participant’s employment or service, (a) all Options or Stock Appreciation Rights held by the Participant that are not already vested or exercisable shall be automatically vested and exercisable, (b) any remaining Period of Restriction applicable to the unvested portion of each Award of Restricted Stock or Restricted Stock Units held by the Participant that is solely based on a period of time shall automatically lapse, and (c) the unvested portion of each Award held by the Participant that is subject to achievement or satisfaction of any Performance Goal(s) during any Performance Period shall be automatically forfeited to the Company.
13.2	Termination Due to Death or Disability. Unless otherwise provided in the Agreement, in the event a Participant’s employment or service is terminated because of death or Disability, (a) all Options or Stock Appreciation Rights held by the Participant that are not already vested or exercisable shall be automatically vested and exercisable, (b) any remaining Period of Restriction applicable to the unvested portion of each Award of Restricted Stock or Restricted Stock Units held by the Participant that is solely based on a period of time shall automatically lapse, and (c) the unvested portion of each Award held by the Participant that is subject to achievement or satisfaction of any Performance Goal(s) during any Performance Period shall be automatically forfeited to the Company.
13.3	Involuntary Termination or Termination for Good Reason. Unless otherwise provided in the Agreement, upon an involuntary separation from employment or service of a Participant (excluding a termination for Cause but including a voluntary resignation for Good Reason) not occurring in connection with a Change of Control, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all of the unvested portion of each Award held by the Participant and provide for such vesting as its deems appropriate.
13.4	Termination for Cause. Unless otherwise provided in the Agreement, in the event a Participant’s employment or service is terminated for Cause, the unvested portion and the vested portion not yet paid or exercised of each Award held by the Participant shall be automatically forfeited to the Company and no further exercise of an Option or a SAR shall be allowed.
13.5	Termination for Other Reasons. Unless otherwise provided in the Agreement, upon a voluntary or involuntary separation from employment or service of a Participant where none of Sections 13.1, 13.2, 13.3, or 13.4 applies, the unvested portion of each Award held by the Participant shall be automatically forfeited to the Company.

ARTICLE XIV
Change in Capital Structure

14.1	Effect of Change in Capital Structure. In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of Shares or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the Option Price of Options and/or SAR Exercise Price of SARs, the annual limits on and the aggregate number and kind of Shares for which Awards thereafter may be made, and other relevant provisions shall be proportionately, equitably and appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares. Where an Award being adjusted is an ISO or is subject to or falls under an exemption from Code Section 409A, the adjustment shall also be effected so as to comply with Code Section 424(a) and not to constitute a modification within the meaning of Code Section 424(h) or Code Section 409A, as applicable.

14.2	Authority. Notwithstanding any provision of the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.
14.3	Manner of Adjustment. Adjustments made by the Committee pursuant to this Article XIV to outstanding Awards shall be made as appropriate to maintain favorable tax and/or accounting treatment.

ARTICLE XV
Change of Control

In the event of a Change of Control of the Company, the Committee, as constituted before such Change of Control, in its sole discretion and without the consent of the Participant, may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for acceleration of the vesting, delivery and exercisability of, and the lapse of time-based and/or performance-based vesting restrictions with respect to, any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement or cancellation of any such Award by the Company, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) provide for the replacement of any such Stock-settled Award with a cash-settled Award; (iv) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change of Control and to retain the economic value of the Award; or (v) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change of Control. Where an Award is subject to or falls under an exemption from Code Section 409A, this Article XV will be applied in a manner so as to comply with Code Section 409A or to maintain the exemption from Code Section 409A, as applicable.

ARTICLE XVI
Amendment, Modification, and Substitution of Awards

16.1	Amendment, Modification and Substitution. Subject to the terms and provisions and within the limitations of the Plan, the Committee may amend or modify the terms of any outstanding Award or accelerate the vesting thereof. In addition, the Committee may cancel or accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the cancelled or surrendered Awards or awards, and otherwise the new Awards may be of a different type than the cancelled or surrendered Awards or awards, may specify a longer term than the cancelled or surrendered Awards or awards, may provide for more rapid vesting and exercisability than the cancelled or surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. The Committee shall continue to have the authority to amend or modify the terms of any outstanding Award after May 18, 2026, provided that no amendment or modification will extend the original term of the Award beyond that set forth in the applicable Award Agreement. Notwithstanding the foregoing, however, but subject to Article XV, no amendment or modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant. Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend, modify, or substitute an Award in a manner that violates Code Section 409A, or causes an Award that previously qualified for an exemption from Section 409A to become subject to Code Section 409A, and the Committee shall not amend, modify, or substitute an Award that satisfies the requirements of Rule 16b-3 in a manner that causes any exemption pursuant to Rule 16b-3 to become no longer available.
16.2	Option and SAR Repricing. Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option or the SAR Exercise Price of any outstanding SAR, or to cancel an outstanding Option or SAR, at a time when the Option Price or SAR Exercise Price, as applicable, is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, except in connection with a corporate transaction involving the Company in accordance with Article XIV or Article XV.

ARTICLE XVII
Termination, Amendment and Modification of the Plan

17.1	Termination, Amendment and Modification. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.
17.2	Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Article XIV or Article XV shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XVIII
General

18.1	Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all applicable federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. Until the applicable withholding taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant and no issuance in book-entry or electronic form (or, in the case of Restricted Stock, no issuance in book-entry or electronic form free of a restrictive legend or notation) shall be made for the Participant. As an alternative to making a cash payment to the Company to satisfy applicable withholding tax obligations, Participants may elect or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld, or by delivering to the Company Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of any Shares so withheld or delivered shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable.
18.2	Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations as may be required.
18.3	Effect of Plan. The establishment of the Plan shall not confer upon any Key Employee, Non-Employee Director, Consultant or Advisor any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Key Employee, Non-Employee Director, Consultant or Advisor, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee, Non-Employee Director, Consultant or Advisor. Participation in the Plan shall not give any Key Employee, Non-Employee Director, Consultant or Advisor any right to be engaged or retained in the service of the Company or any of its Subsidiaries. No Key Employee, Non-Employee Director, Consultant or Advisor shall have rights as a shareholder of the Company prior to the date Shares are issued to him pursuant to the Plan.
18.4	Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

18.5	Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
18.6	Securities Law Restrictions. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Option or other Award to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and not with a view to the distribution thereof. All Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any national securities exchange or system on which the Stock is then listed or reported, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions or otherwise denote the Shares as being subject to such restrictions, if issued in book-entry or electronic form. No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.
18.7	Governing Law. The Plan, and all Agreements hereunder, shall be construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Code Section 422. The Plan and Awards are subject to all present and future applicable provisions of the Code. If any provision of the Plan or an Award conflicts with any such Code provision, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.
18.8	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
18.9	Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
18.10	Share Certificates and Book Entry. To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent permitted by applicable law and the applicable rules of any national securities exchange or system on which the Stock is then listed or reported. Notwithstanding any provision of the Plan to the contrary, in its discretion the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in book-entry or electronic form. If the Company issues any Shares in book-entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer. In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 7.5.
18.11	Beneficiary Designations. A Participant may designate a Beneficiary to receive any Options or SARs that may be exercised after his death or to receive any other Award that may be paid after his death, as provided for in the Agreement. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution. If the Participant and his Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary.
18.12	Electronic Transmissions and Records. Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through e-mail or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.
18.13	Clawback. All Awards (whether vested or unvested) shall be subject to such recovery or clawback as may be required pursuant to any applicable federal or other law or regulation, any applicable listing standard of any national securities exchange or system on which the Stock is then listed or reported or the terms of the Company’s recoupment, clawback or similar policy as such may be in effect from time to time, which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares acquired upon payment of the Awards).
18.14	Banking Regulatory Provision. All Awards shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Company or any subsidiary thereof is subject.

ARTICLE XIX
Omnibus Code Section 409A Provision

19.1	Intent of Awards. It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Code Section 409A unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Code Section 409A unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any provision of the Plan to the contrary, the Committee may amend any outstanding Award without the Participant’s consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Code Section 409A, (b) comply with Code Section 409A or (c) prevent the Participant from being subject to any tax or penalty under Code Section 409A. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to the Participant or any other person or entity if an Award that is subject to Code Section 409A or the Participant or any other person or entity is otherwise subject to any additional tax, interest or penalty under Code Section 409A. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Code Section 409A) that may result from an Award.
19.2	409A Awards. The Committee may grant an Award under the Plan that is subject to Code Section 409A and is intended to comply with Code Section 409A (a “409A Award”). The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Code Section 409A.
19.3	Time of Payment. The time and form of payment of a 409A Award, including application of a six-month delay for specified employees in certain circumstances, shall be as set forth in the applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, Disability, a Change of Control or an unforeseeable emergency within the meaning of Code Section 409A. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half (2½) months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A. For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.
19.4	Acceleration or Deferral. The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.
19.5	Distribution Requirements. Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Code Section 409A.
19.6	Scope and Application of this Provision. For purposes of this Article XIX, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

Approved by the Board of Directors on March 24, 2016 and by the shareholders on [May 19, 2016].

Eastern Virginia Bankshares, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 19, 2016.

Vote by Internet

- Go to **www.investorvote.com/evbs**
- Or scan the QR code with your smartphone
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Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR management's Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - W. Rand Cook	☐	☐	02 - F. L. Garrett, III	☐	☐	03 - John F. Biagas	☐	☐
04 - W. Gerald Cox	☐	☐	05 - Michael E. Fiore, P.E.	☐	☐	06 - Boris M. Gutin	☐	☐
07 - Ira C. Harris, Ph.D., CPA	☐	☐	08 - Eric A. Johnson	☐	☐	09 - W. Leslie Kilduff, Jr.	☐	☐
10 - Joe A. Shearin	☐	☐	11 - Leslie E. Taylor, CPA	☐	☐	12 - Jay T. Thompson, III	☐	☐

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B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 2 7 8 0 4 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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02C51C

2016 Annual Meeting of
Eastern Virginia Bankshares, Inc. Shareholders
May 19, 2016, 10:00 A.M. Local Time
King William Ruritan Club
156 Ruritan Lane, King William, Virginia

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

+

Revocable Proxy — Eastern Virginia Bankshares, Inc.

2016 Annual Meeting of Shareholders

156 Ruritan Lane, King William, Virginia
Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2016

F. L. Garrett, III and Michael E. Fiore, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Eastern Virginia Bankshares, Inc. to be held on May 19, 2016 or at any adjournment thereof.

Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no such directions are indicated, the proxies will have authority to vote FOR all director nominees in Proposal 1, and FOR Proposals 2, 3 and 4. In addition and to the extent entitled, this proxy will be voted at the discretion of the proxy holders in accordance with their best judgment upon any other matter which may properly come before the meeting or any adjournment of the meeting.

(Items to be voted appear on reverse side.)

C **Non-Voting Items**

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

+

Eastern Virginia Bankshares, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR management's Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - W. Rand Cook	☐	☐	02 - F. L. Garrett, III	☐	☐	03 - John F. Biagas	☐	☐
04 - W. Gerald Cox	☐	☐	05 - Michael E. Fiore, P.E.	☐	☐	06 - Boris M. Gutin	☐	☐
07 - Ira C. Harris, Ph.D., CPA	☐	☐	08 - Eric A. Johnson	☐	☐	09 - W. Leslie Kilduff, Jr.	☐	☐
10 - Joe A. Shearin	☐	☐	11 - Leslie E. Taylor, CPA	☐	☐	12 - Jay T. Thompson, III	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 7 8 0 4 3 2

02C52C

2016 Annual Meeting of
Eastern Virginia Bankshares, Inc. Shareholders
May 19, 2016, 10:00 A.M. Local Time
King William Ruritan Club
156 Ruritan Lane, King William, Virginia

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Revocable Proxy — Eastern Virginia Bankshares, Inc.

2016 Annual Meeting of Shareholders

156 Ruritan Lane, King William, Virginia
Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2016

F. L. Garrett, III and Michael E. Fiore, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Eastern Virginia Bankshares, Inc. to be held on May 19, 2016 or at any adjournment thereof.

Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no such directions are indicated, the proxies will have authority to vote FOR all director nominees in Proposal 1, and FOR Proposals 2, 3 and 4. In addition and to the extent entitled, this proxy will be voted at the discretion of the proxy holders in accordance with their best judgment upon any other matter which may properly come before the meeting or any adjournment of the meeting.

(Items to be voted appear on reverse side.)